                                                                    Exhibit 10.5



                                      LEASE

                                     BETWEEN

                           CENTRAL CRANFORD ASSOCIATES
                              135 BLOOMFIELD AVENUE
                          BLOOMFIELD, NEW JERSEY 07003

                                                                        LANDLORD

                                       AND

                     COMPREHENSIVE BUSINESS SOLUTIONS, INC.
                            DBA ENTRE COMPUTER CENTER
                                1099 BROAD STREET
                          BLOOMFIELD, NEW JERSEY 07003

                                                                          TENANT

         PREMISES:            70 JACKSON DRIVE
                              CRANFORD, NEW JERSEY





         DATE:                MAY 5, 1993

                                      INDEX

                  TO LEASE BETWEEN CENTRAL CRANFORD ASSOCIATES,
                  AS LANDLORD AND
                  COMPREHENSIVE BUSINESS SOLUTIONS, INC.
                  DBA ENTRE COMPUTER CENTER,
                  AS TENANT, DATED:  5, MAY, 1993


ARTICLE                    CAPTION                                        PAGE NO.
-------                    -------                                        --------
   1       PREMISES - TERM OF LEASE                                          1

   2       TENANT'S PRO RATA PORTION OF THE BUILDING                         1

   3       BASIC RENT                                                        1

   4       PAYMENT OF TAXES, ASSESSMENTS, ETC.                               2

   5       SECURITY DEPOSIT BY TENANT                                        3

   6       INSURANCE                                                         4

   7       LANDLORD'S RIGHT TO PERFORM TENANT'S COVENANTS                    5

   8       REPAIRS AND MAINTENANCE OF                                        6
           PREMISES, WASTE, COVENANTS

   9       USE OF PREMISES - COMPLIANCE WITH                                 6
           ORDERS, ORDINANCES, ETC.

   10      CHANGES, ALTERATIONS AND NEW                                      8
           CONSTRUCTION BY TENANT

   11      MECHANIC'S LIENS                                                  9

   12      INSPECTION OF PREMISES BY LANDLORD, ETC.                          10

   13      INDEMNIFICATION OF LANDLORD                                       10

   14      DAMAGE OR DESTRUCTION                                             10

   15      TAKING BY EMINENT DOMAIN                                          11

   16      CONDITIONAL LIMITATIONS - DEFAULT PROVISIONS                      12

   17      INVALIDITY OF PARTICULAR PROVISIONS                               13

   18      NOTICES                                                           13

   19      SURRENDER OF PREMISES                                             14

   20      QUIET ENJOYMENT                                                   14

   21      TERMINATION OF LANDLORD'S LIABILITY-                              14

   22      CERTIFICATES BY TENANT AND LANDLORD                               14

   23      AGENCY                                                            14

   24      DEFINITIONS OF CERTAIN TERMS                                      15



ARTICLE                    CAPTION                                        PAGE NO.
-------                    -------                                        --------
   28      ASSIGNMENT, SUBLETTING                                            16

   29      TENANT'S FAILURE TO COMPLY WITH                                   18
           GOVERNMENTAL REGULATION

   30      TENANT'S PERSONAL PROPERTY                                        18

   31      SIGNS                                                             18

   32      MISCELLANEOUS                                                     18

   33      METHOD OF PAYMENT                                                 22

   34      NON-WAIVER BY LANDLORD                                            22

   35      ACCORD AND SATISFACTION                                           22

   36      LANDLORD'S NON-LIABILITY FOR DAMAGES                              22

   37      NON-ABATEMENT OF RENT                                             23

   38      ATTORNMENT                                                        23

   39      RELEASE AND WAIVER OF SUBROGATION                                 23

   40      IANDLORD'S WORK                                                   23

   41      LIMITATION OF LIABILITY                                           24

   42      PAYMENT OF UTILITIES                                              24

   43      CONDITION OF PREMISES AT COMMENCEMENT                             25

   44      HOLDING OVER                                                      25

   45      GOVERNMENTAL PERMITS                                              25

   46      ENVIRONMENTAL MATTERS                                             25

   47      ENVIRONMENTAL INSPECTION                                          27

   48      OPTION TO RENEW                                                   28

   49      LANDLORD CONSENT                                                  29

   50      RIGHT OF FIRST REFUSAL TO RENT                                    29

           GUARANTY

           EXHIBIT A     -   SITE PLAN

           EXHIBIT B     -   DEMISED PREMISES

           EXHIBIT C-1   -   LANDLORD'S WORK

           EXHIBIT C-2   -   LANDLORD'S WORK PLAN

           EXHIBIT D     -   RULES & REGULATIONS

This submission does not constitute an offer which may be accepted by you by executing this Lease Form and returning it to us; rather this submission constitutes the solicitation of your offer to us to lease on the terms set forth on this Lease Form which we may choose to accept or not accept.

        THIS AGREEMENT, entered into this 5th day of May, 1993, by and between:

             CENTRAL CRANFORD ASSOCIATES a partnership, having an office at 135 Bloomfield Avenue, Bloomfield, New Jersey 07003-5915, hereinafter known as

                                                                        LANDLORD

             COMPREHENSIVE BUSINESS SOLUTIONS, INC. DBA ENTRE COMPUTER CENTER a New Jersey Corporation, having an office at 1099 Broad Street, Bloomfield, NJ 07003 hereinafter known as

                                                                          TENANT

                                   WITNESSETH:

ARTICLE 1. PREMISES -- TERM OF LEASE

         Landlord has demised and leased, and by these presents does demise and lease unto Tenant, and Tenant does hereby take and hire, upon and subject to the conditions hereinafter expressed, a portion of the building and improvements thereon (hereinafter sometimes referred to collectively as the demised premises), situated in Cranford, New Jersey and more particularly described in Exhibit A attached hereto and made a part hereof, consisting of 13,360 square feet of floor space.

         TOGETHER also with all fixtures, machinery and equipment on the demised premises, as hereinafter further defined as "building equipment" in ARTICLE 24 DEFINITIONS OF CERTAIN TERMS (the same is included within the definition of "demised premises").

         TO HAVE AND TO HOLD the demised premises unto Tenant, its successors and assigns, for a Basic Term of Six (6) years commencing on the first day of July, 1993 and terminating on the thirtieth day of June, 1999.

ARTICLE 2. TENANT'S PRO RATA PORTION OF THE BUILDING

         Wherever in this Lease reference is made to Tenant's proportionate share of expenses including, but not limited to, insurance, repairs, taxes, assessments, impositions or otherwise, said percentage shall deemed to be eight and two tenths (8.2%) percent.

ARTICLE 3. BASIC RENT

         Section 3.1 The Tenant covenants and agrees to pay to the Landlord during the term, without any setoff or deduction whatsoever, at the office of the Landlord, 135 Bloomfield Avenue, Bloomfield, New Jersey 07003-5915, or such other place as Landlord may from time to time designate in writing, a net basic rent in the total amount of Six Hundred Eighty Nine Thousand Four Hundred and 00/100 Dollars ($689,400.00). The parties have agreed that the demised premises consist of 13,360 square feet of floor space, and any actual variation therefrom shall not affect rent or "proportionate share" or anything else herein. The Tenant further agrees and covenants to pay the said rental in monthly installments, in advance on the first day of each month during the term of this lease calculated as follows:

TERM-                            $/PER              NET BASIC RENT             NET BASIC RENT
MONTH                            SQ.FT.             PER MONTH                  PER ANNUM

07/01/93-06/30/94                 $3.50               $ 3,897.00               $ 46,764.00
07/01/94-06/30/95                  8.30                 9,241.00                110,892.00
07/01/95-06/30/96                  9.20                10,243.00                122,916.00
07/01/96-06/30/97                  9.70                10,800.00                129,600.00
07/01/97-06/30/98                  0.20                11,356.00                136,272.00
07/01/98-06/30/99                  0.70                11,913.00                142,956.00

Tenant further covenants and agrees to pay all other sums that nay become due under this lease, or be payable by Tenant hereunder, at the time, and in the manner herein provided; and all other sums may, at Landlord's option, be deemed to be and treated as additional rent payable hereunder and added to any monthly installment of basic rent then due or thereafter falling due; and in the event of nonpayment, Landlord shall have all the rights and remedies herein provided for in the case of nonpayment ) of rent or of a breach of a condition.

         Section 3.2 Landlord shall receive, except as herein otherwise specifically provided, all basic rent and all additional payments hereunder to be made by Tenant to Landlord free from any charges, taxes, assessments, fees, impositions, expenses or deductions of any and every kind or nature whatsoever. This is intended to be a "triple net lease" with all payments to Landlord to be net of any expenses to it.

ARTICLE 4. TENANT'S PRO RATA PORTION OF THE BUILDING

         Section 4.1 Tenant shall pay to Landlord as an additional charge promptly upon receipt of invoices from Landlord except as hereinafter in Section
4.2 hereof provided), before any fine, penalty, interest or cost may be added thereto, or become due or be imposed by operation of law for the non-payment hereof its proportionate share (ARTICLE 2 TENANT'S PRO RATA PORTION OF THE BUILDING) of all taxes, assessments, and charges, of any kind and nature whatsoever which at any time prior to or during the term of this lease may be assessed, levied, confirmed, imposed upon or grow or become due and payable out of or in respect of, or become a lien on, the land and buildings and improvements of which the demised premises are a part, or any part thereof, (all of same being hereinafter referred to as "Impositions"). Tenant shall pay its proportionate share as above in advance in monthly installments estimated by Landlord together with basic rent. Landlord shall periodically adjust Tenant's account as and when such tax rate is fixed, whereupon Tenant to pay to Landlord adjusted amount. Tenant to be responsible for all taxes allocable to Tenant's work or alterations or improvements. Tenant responsible for all personal property taxes. Tenant shall make timely payment of all ad valorem or other taxes and assessments levied upon Tenant's stock of merchandise, fixtures, furnishings, furniture, equipment, supplies and other property located on or used in connection with the demised premises and of all privilege and business licenses, fees, taxes and similar charges.

         Section 4.2 Nothing herein contained shall require Tenant to pay municipal, state or federal income taxes assessed against Landlord, municipal, state or federal franchise taxes imposed upon any corporate owner of the fee of the demised premises; provided however, that if at any time during the term of this lease the methods of taxation prevailing at the commencement of the term hereof shall be altered so as to cause the whole or any part of the taxes, assessments, levies, impositions' or charges now levied, assessed or imposed on real estate and the improvements thereon to be levied, assessed and imposed, wholly or partially as a capital levy, or otherwise, on the rents received therefrom, or as any other tax, corporation franchise tax, assessment, levy (including but not limited to any municipal, state or federal levy), imposition or charge, or any part hereof, then all such taxes, assessments, levies, Impositions or charges, shall be deemed to be included within the term "Impositions" for the purpose hereof, to the extent that such Impositions would be payable if the demised premises were the only property of the Landlord subject to such Impositions, and the Tenant shall pay and discharge the same as herein provided in respect of the payment of Impositions.

         Section 4.3 Landlord will have the right, but not the ) obligation, to institute an action or actions seeking a reduction in the valuation of the building of which the demised premises ire a part as it is assessed for tax purposes, or to undertake to settle formally or informally issues relating to the same. In :he event that the Landlord institutes such an action or actions )r undertakes such settlement discussions, the Tenant will be responsible to pay to Landlord, as additional rent, its pro rata portion (ARTICLE 2 TENANT'S PRO RATA PORTION OF THE BUILDING) )f attorneys fees and disbursements and related costs (e.g. appraisal fees, filing fees) incurred on account of the same but in an amount not to exceed the cumulative amount of tax savings (Tenant's pro rata portion) effected by the action or actions, or discussions regardless of the number of years of savings effected by the action (as by application of the "freeze act"), and regardless of whether the tax savings are in the form of a refund or credit against future taxes or otherwise. Landlord shall engage the tax appeal attorney on fee basis of one third of tax savings as defined above, plus disbursements. Anything above to the contrary notwithstanding, Tenant shall not effect settlement of any issues relating to taxation without Landlord's prior written approval.

ARTICLE 5. TENANT'S PRO RATA PORTION OF THE BUILDING

         Section 5.1 The Landlord herewith acknowledges that receipt of Twenty Thousand and 00/100 Dollars ($20,000.00) which it is to retain as security for the faithful performance of al of the covenants, conditions, and agreements of this lease, but in no event shall the Landlord be obligated to apply the same on rents or other charges in arrears or on damages for the Tenant's failure to perform the said covenants, conditions, and agreements; the Landlord may so apply the security at his option in which event Tenant shall deposit with Landlord the amount so applied so that Landlord shall have the full deposit on hand at all times; and the Landlord's right to the possession of the premises for nonpayment of rent or for any other reason shall not in any event be affected by reason of the fact that the Landlord holds this security. The said sum if not applied toward the payment of rent in arrears or toward the payment of damages suffered by the Landlord by reason of the Tenant's breach of the covenants, conditions, and agreements of this lease is to be returned to the Tenant when this lease is terminated, according to these terms, and in no event is the said security to be returned until the Tenant has vacated the premises and delivered possession to the Landlord in accordance with the terms of this lease.

         In the event that the Landlord repossesses himself of the said premises because of the Tenant's default or because of the Tenant's failure to carry out the covenants, conditions and agreements of this lease, the Landlord may apply the said security on all damages suffered to the date of said repossession and may retain the said security to apply on such damages as may be suffered or shall accrue thereafter by reason of the Tenant's default or breach. The security, however, shall not limit Landlord's remedies for Tenant default or breach or limit tenant's liability on account of the same. The Landlord shall not be obligated to keep the said security as a separate fund, but nay mix the said security with his own funds. Tenant shall not De entitled to interest on the security.

         In the event Landlord invades the security deposit luring the term, Tenant shall restore the same upon demand.

         Section 5.2 The security deposited under this lease ;hall not be mortgaged, assigned or encumbered by Tenant without the written consent of Landlord.

         In the event of the termination of this lease by reason of the filing by or against the Tenant of a petition in bankruptcy or assignment for the benefit of creditors, or upon the insolvency of the Tenant, title to the monies paid over to the Landlord as security shall vest in the Landlord free and Assignee clear of any claims of the Trustee in Bankruptcy, Assignee for benefit of creditors, or Receiver that may be appointed for the Insolvent Tenant.

         In the event of a bona fide sale, subject to this lease, the Landlord shall have the obligation to transfer the security to the vendee for the benefit of the Tenant and the Landlord shall be considered released by the Tenant from all liability for the return of such security; and the Tenant agrees o look to the new Landlord solely for the return of the said security, and it is agreed that this shall apply to every transfer or assignment made of the security to a new Landlord.

         Anything above to the contrary notwithstanding, if Landlord is adjudicated bankrupt, and if security deposit has been commingled by Landlord, Tenant may apply security deposit against rent and additional rent due hereunder. Upon demand of Tenant, Landlord will not later than six (6) months before the expiration date of Tenant's last term (whether basic term or renewal term) post the security deposit with its attorney or reasonably alternative security for return thereof to Tenant if Tenant be so entitled at the expiration date of such term.

ARTICLE 6. TENANT'S PRO RATA PORTION OF THE BUILDING

         Section 6.1 Landlord shall (Tenant shall pay its proportionate share as an additional charge) keep insured for the benefit of Landlord and the buildings of which the demised premises are a part and the building equipment against loss or damage by fire (and against such other risks as would be covered by an extended coverage endorsement to a fire insurance policy together with rent insurance endorsement in maximum available amount), in an amount not less than one hundred percent (100%) of the then full insurable value of said buildings and building equipment. The term "full insurable value" shall mean the actual replacement value (excluding foundation and excavation costs) and said "full insurable value" shall be determined by Landlord's engineers, or if Landlord so desires by one of the insurers acceptable to Landlord, at three year intervals or at such other times as Landlord may reasonably request. Payment by Tenant of its proportionate share as above shall be made upon demand by Landlord, and, at Landlord's option, Tenant shall pay the same in advance in monthly installments together with basic rent. Landlord reserves the right from time to time to modify the amount of coverage to less than full insurable value, and to modify deductible covered risks, and co-insurance. Landlord may carry such insurance in blanket form covering other properties of Landlord as well.

         Section 6.1.1. In any event, Tenant shall also be responsible for one hundred percent (100%) of all premium increases due to alterations or improvements made by Tenant to the demised premises. Tenant must give advanced notice of alterations and improvements to the insurance companies writing policy under Sections 6.1 and 6.2.

         Section 6.2 Landlord shall (Tenant shall pay its proportionate share of the cost thereof) for the benefit and protection of Landlord, maintain:

         (a) General public liability insurance against claims for bodily injury or death or property damage occurring upon common areas of the building of which the demised premises are a part and all lands outside the building and all elevators or any escalators therein and the, adjoining streets, sidewalks and passageways, such insurance to afford protection to combined limits of not less than One Million and 00/100 dollars ($1,000,000.00) in respect to bodily injury, death, or property damage. Landlord may carry such insurance in blanket form covering other properties of Landlord as well.

         (a) Umbrella/excess liability insurance in a sum to be determined by Landlord and with a retained limit to be determined by Landlord.

         (b) Boiler explosion insurance on any steam boilers, pressure vessels and pressure piping in reasonable amount; broad form with repair and replacement clause.

         (c) War risk insurance upon the building(s) of the demised premises and the building equipment, as and when and to the extent that such insurance is obtainable from the United States of America or any agency thereof; in an amount not less than one hundred (100%) per cent of their then full insurable value;

         (d) Sprinkler leakage insurance upon the building (both common and demised areas) and building equipment, but not contents, in an amount not less than ninety percent (90%) of their then full insurable value;

         (e) Flood insurance in maximum available limits if required by Landlord's mortgagee.

         (f) Such other insurance, including other features and assureds, as Landlord determines is usual and customary for the protection of the building and building equipment

(both common and demised areas) of this character or as may be deemed by Landlord from time to time prudent and reasonable in view of new risks or changed conditions.

         In the event, at any future time, per this Section 6.2, policies with higher limitations shall be reasonably necessary to protect Landlord and/or mortgagee, Landlord hall provide insurance as above with such higher limitations.

         Section 6.3 With respect to losses on other than liability coverage, the loss shall be adjusted with the insurance companies by Landlord and shall be paid to Landlord or as directed by Landlord.

         Section 6.4 During the course of any construction, repairs, alterations and additions to the demised premises by Tenant, Tenant shall maintain insurance as per this Article and/or ARTICLE 10 CHANGES, ALTERATIONS AND NEW CONSTRUCTION BY TENANT.

         Section 6.5 Tenant shall provide at Tenant's sole cost and expense for the mutual benefit of Landlord and Tenant, and with Landlord named as an insured, (whether by primary insurance or primary and umbrella combined) comprehensive, broad form, general public liability insurance affording protection of Two Million and 00/100 Dollars ($2,000,000.00) per occurrence and Four Million and 00/100 Dollars ($4,000,000.00) aggregate, and insuring against claims for bodily injury or death r property damage occurring upon the demised premises. The policy referred to herein must be issued by a Best's "A+" rated company admitted in the State of New Jersey.

         All insurance provided for in this section by Tenant shall be effected under valid and enforceable policies issued by insurers of recognized responsibility, provided that if such policies are with underwriters outside of the United States, such underwriters must maintain trusteed funds within the United States. Upon execution of this lease, and thereafter not less than thirty
(30) days prior to the expiration dates of the expiring policies theretofore furnished pursuant to this Article, originals of the policies (or duplicates thereof issued by the respective insurers) shall be delivered promptly by Tenant to Landlord, or if Landlord so requires to the holder of any mortgage. Insurance shall not be in blanket form.

         Section 6.6 Tenant shall maintain all-risk contents id business interruption insurance in maximum insurable amounts landlord shall have no remedy against Tenant for Tenant's failure to maintain the same, but notwithstanding Tenant's failure to maintain the same the Landlord shall be released from Tenant's claims on account of content damage and business interruption in accordance with ARTICLE 39 RELEASE AND WAIVE OF SUBROGATION.

         Section 6.7 In the event cost of any insurances to Landlord or tenants of Landlord is increased by reason of any act or omission of Tenant, its agents, servants or employees, visitors or invitees, same (increase) shall be at the sole cost and expense of Tenant (Tenant shall also pay its proportionate share of cost before the increase as above). Tenant agrees not to bring or permit to be brought or kept in the demised premises, any flammable, combustible, or explosive fluids, material or other substances, or permit cooking, or permit unusual or objectionable odors to emanate from the demised premises or do anything or permit to be done anything which would increase insurance premiums as above.

         Section 6.8 The policies to be provided by Tenant hereunder shall show Landlord as named insured and shall provide that insurer to give Landlord thirty
(30) days advance written notice of cancellation or modification.

ARTICLE 7. LANDLORD'S RIGHT IQ PERFORM TENANT'S COVENANTS

         Tenant covenants and agrees that if it shall at any time fail to pay any Imposition in accordance with the provisions of this lease, or take out, pay for, maintain or deliver any of the insurance policies or certificates provided for in ARTICLE 6 INSURANCE, or shall fail, within the time limited in ARTICLE 16 CONDITIONAL LIMITATIONS - DEFAULT PROVISIONS after the notice therein specified of any default has been given thereunder, to make any other payment or perform any other act on its part to be made, or performed, then Landlord may, but shall not be obligated so to do, and without further notice to or demand upon Tenant and without waiving or releasing Tenant from any obligations of Tenant in this lease contained, (a) pay any imposition payable by Tenant pursuant to the provisions of this lease or, (b) take out, pay for and maintain any of the insurance policies provided for in
ARTICLE 6 INSURANCE, or (c) make any other payment or perform any other act on Tenant's part to be made or performed as in this lease provided. All sums so paid by Landlord and all incidental costs and expenses in connection with the performance of any such act by Landlord, together with interest thereon at the rate of one and one half (1 1/2) percent per month or the highest legal rate if lesser from the date of making of such expenditure by Landlord, shall be payable to Landlord on demand or at the option of Landlord may be added to any installment of basic rent then due or thereafter becoming due under this lease, and Tenant covenants to pay any such sum or sums with interest as aforesaid. All sums which may become payable to Landlord by Tenant as in this Article provided shall be deemed additional rent hereunder, and Landlord shall (in addition to any other right or remedy of Landlord) have the same rights and remedies in the event of the nonpayment of any such sums by Tenant as in the case of default by Tenant in the payment of the basic rent.

ARTICLE 8. REPAIRS AND MAINTENANCE OF PREMISES, WASTE, COVENANTS

         Section 8.1 With the exception of Landlord's Article 40 work, with respect to which Landlord guarantees labor and materials for one (1) year after Commencement Date, Tenant takes the demised premises "as is", without warranty or representation by Landlord, or by anyone else, as and with all implied warranties waived. Tenant assumes risk of and responsibility for all latent and patent conditions at the demised premises. Tenant, at its cost and expense, shall maintain and repair the demised premises (and all building equipment located in or upon or at or attached to the demised premises), foreseen or unforeseen, as required, including, but not limited to interior electrical systems, gas, bulbs, lamps, fixtures and equipment, painting, redecorating, plumbing, sprinkler, heating, ventilating and air conditioning. Where appropriate, "maintain and repair" shall include replacement. Landlord shall be responsible for structural repairs (footings, foundations, and load bearing Columns and walls only) and exterior repairs, but only if the same are not caused in whole or in part by act or omission of Tenant, its agents, servants, employees, independent contractors or invitees.

         Anything above to the contrary notwithstanding, for repair of all elements of the plumbing and sprinkler systems which are used by all tenants at the building, repair costs are to be shared in accordance with Paragraph 32.11 below, unless caused by act or omission of Tenant, its agents, servants, employees, independent contractors, or invitees. Anything above to the contrary notwithstanding, with respect to air conditioning compressors, if the same must be replaced, replacement will be effected by Landlord, but Tenant shall pay to Landlord each month of the balance of the lease as additional rent one sixtieth (1/60) of the cost thereof.

         Section 8.2 Tenant covenants not to do or suffer any waste or damage, disfigurement or injury to the demised premises, the buildings and land of which the demised premises are a part, or the building equipment thereof.

         Section 8.3 Tenant will in addition to its section 8.1 obligations with respect thereto, pay for its pro rata share of a full service-full coverage roof maintenance contract for the roof of the building of which the demised premises is a part from a roofing contractor providing without additional cost for regular periodic inspections (minimum of two (2) per year) and maintenance and a written report of same describing, among other things, the condition of the roof. The said contract will, among other things, provide without additional cost for, but not be limited to, the maintenance of flashing, caps, pitch pockets, coping, gravel stops, roof drains and strainers, expansion joints, leaders and gutters, and flashing of roof protrusions including mechanical equipment, fan housings, skylights, vent pipes, heating stacks and electrical conduit. Contractor will provide a written report of its inspection results to Landlord.

ARTICLE 9. USE OF PREMISES - COMPLIANCE WITH ORDERS, ORDINANCES, ETC.

         Section 9.1 Tenant covenants that the premises shall not be used for any unlawful purpose and shall be used solely for sales and service of computer systems.

         Section 9.2 Tenant agrees that its obligation to make payment of the basic rent and all other charges on its part to be paid and to perform all the covenants and agreements on its part to be performed shall not be affected by any present or future law, ordinance, rule, regulation or order regulating or affecting the use which may be made of the demised premises. Landlord makes no representation concerning the consistency of Tenant's proposed and permitted use with zoning laws and other laws.

         Section 9.3 Tenant covenants that, throughout the term of this lease, Tenant will comply, at Tenant's sole cost and expense irrespective of cost, whether or not foreseeable, and whether or not it involves any change in governmental policy, with all present and future laws, ordinances, recommendations, orders, rules, regulations and requirements of all federal, state and municipal governments and appropriate departments, commissions, boards and officers thereof, and the orders, rules, recommendations and regulations of the National Board of Fire Underwriters, insurance services office and/or mutual service office and/or any insurance companies or any other body hereafter constituted exercising similar functions, whether or not the same require structural repairs or alterations, which may be applicable to the demised premises, the fixtures and equipment thereof and/or the use or manner of use of the demised premises, provided however that if any change in the demised premises is required by reason of Tenant's operations, Landlord reserves the option on thirty (30) days notice to terminate this lease. Tenant shall requirement applicable to buildings generally) or alterations or improvements made thereto.

         Section 9.4 Additionally, Tenant shall be responsible to pay its proportionate share (see ARTICLE 2 TENANT'S PRO RATA PORTION OF THE BUILDING) of the cost of compliance with such laws, etc. applicable to the land and/or buildings of which the demised premises are a part, and/or applicable to the demised premises and any other area of the building (for this latter purpose, "proportionate share" shall mean a fraction the numerator of which is the square feet of the demised premises and the denominator of which is the square feet of the demised premises and the other area) provided however that if the need for compliance arises from the use of the demised premises by Tenant, then Tenant shall pay the entire cost of compliance and not a proportionate share.

         Section 9.5 Anything above to the contrary notwithstanding the Tenant at its sole cost and expense shall promptly execute and comply with all present and future statutes, rules, orders, regulations and requirements of the New Jersey Economic Development Authority and Department of Environmental Protection and Energy.

         Although not in limitation of the foregoing, the Tenant agrees for itself, any assignees, reassignees, subtenants and sub-subtenants (this is not intended to grant Tenant the right to make such conveyances) as follows:

         (a) It is not a "principal user" of any other premises or facilities wholly or partially located within the municipality wherein the demised premises are located--nor is a "related person" to it such a "principal user"-- with respect to which such premises or facilities industrial development bonds have been issued. Reference is had for definition of terms to Internal Revenue Code,
Section 103(b)(6), the New Jersey Economic Development Authority Act (the "Act"), and amendments and supplements thereto.

         (b) It shall complete a project occupant application to New Jersey Economic Development Authority upon request.

         (c) It will comply with the provisions and public purposes of the New Jersey Economic Development Authority Act and amendments and supplements thereto and terms and conditions of Loan Agreement between Landlord, purchaser of the industrial development bonds, and New Jersey Economic Development Authority (or equivalent if it bears a different name).

         (d) It will file with the Internal Revenue Service of the U.S. Treasury Department and/or with any other governmental agency and/or with New Jersey Economic Development Authority any and all statements or other instruments required under Internal Revenue Code, Section 103 and/or under the Act and/or any other statute, rule, or regulation in order that interest on the Bonds issued in connection with financing of the building of which the demised premises are a part shall continue to be excludable from the gross income of recipients thereof for federal income tax purposes.

         (e) The demised premises shall be operated by it as an authorized project under the Act and this lease is subject to the lien of a mortgage in favor of New Jersey Economic Development Authority previously assigned, and the assignment given in connection therewith.

         (f) It shall submit employment reports as to its operation in accordance with the Loan Agreement, (or equivalent if it bears a different name).

         (g) It will not merge or consolidate with a corporation or become a member of a partnership, joint venture, firm or association, or gain control of any person, firm or corporation, or acquire greater than fifty (50%) percent of the outstanding stock of any corporation, or enter into any exchange of property for stock or stock for property pursuant to a plan of reorganization with another firm or corporation, which corporation, partnership, joint venture, firm or association may under Section 103(b)(6) of the Code constitute a principal user or a related person to a principal user with respect to facilities which are or which will be wholly or partially located in the municipality wherein the demised premises are located, and as to which there is outstanding or shall at any time in the future become outstanding an issue of industrial development bonds (as defined in Section 103(b)(2) of the Code), the proceeds of which issue of bonds have been or will be used with respect to such facilities.

         (h) It will not assume obligations under any contract or agreement which assumption would constitute it a principal user or a related person of a principal user with respect to facilities which are or which will be wholly or partially located in the municipality wherein the demised premises are located, and as to which there is outstanding or shall at any time in the future become outstanding an issue of industrial development bonds (as defined in Section 103(b)(2) of the Code) the proceeds of which issues of bonds have been or will be used with respect to such facilities.

         (i) It will within ten (10) days after the execution of any lease, sublease, assignment or reassignment (this is not intended to grant Tenant the right to make such leases, subleases, assignments or reassignments) furnish to the Landlord and to the New Jersey Economic Development Authority, and the purchaser of the industrial development bonds true and complete copies of each lease, sublease, assignment or reassignments and assumption of obligations respecting the Project.

ARTICLE 10. CHANGES, ALTERATIONS AND NEW CONSTRUCTION BY TENANT

         Tenant shall have the right at any time and from time to time during the term of this lease to make at its sole cost and expense, changes and alterations in or of the demised premises, subject, however, in all cases to the following:

         (a) No structural change or alteration and no non-structural change or alteration shall be undertaken except after ten (10) days' prior written notice to Landlord.

         (b) No structural change or alteration, and no nonstructural change or alteration, involving an estimated cost of more than Two Thousand Five Hundred and 00/100 Dollars ($2,500.00) including but not limited to any. restoration required by Article 8 hereof, shall be made without the prior written consent of Landlord (in the case of non-structural changes or alterations, Landlord's consent shall not be unreasonably withheld).

         (c) No change or alteration shall be undertaken until Tenant shall have procured and paid for, so far as the same may be required from time to time, any permits and authorizations of all municipal departments and governmental subdivisions having jurisdiction. Landlord shall join in the application for such permits or authorizations whenever such action is necessary and without cost or liability to it.

         (d) Any change or alteration involving an estimated cost of more than Five Thousand and 00/100 Dollars ($5,000.00)shall be conducted under the supervision of an architect and/or engineer selected by Tenant and approved in writing by Landlord, and no such change or alteration shall be made except in accordance with detailed plans and specifications and cost estimates prepared and approved in writing by such architect and/or engineer and approved in writing by Landlord.

         (e) Any change or alteration shall, when completed, be of such character as not to reduce the value of the demised premises, and/or the building of which it is a part, below its value immediately before such change or alterations.

         (f) Any change or alteration shall be made promptly and in good and workmanlike manner and in compliance with all applicable permits and authorizations and buildings and zoning laws and with all other laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments, departments, commissions, boards and officers, any national or local Board of Fire Underwriters and fire rating organization and any other body hereafter exercising functions similar to those of any of the foregoing.

         (g) The cost of any such change or alteration shall be paid in cash or its equivalent so that the demised premises shall at all times be free of liens for labor and materials supplied or claimed to have been supplied to the demised premises.

         (h) Worker's compensation insurance covering all persons employed in connection with the work and with respect to whom death and bodily injury claims could be asserted against Landlord or Tenant, and (whether by primary insurance or primary and umbrella combined) comprehensive broad form general building liability insurance for the mutual benefit of Tenant and Landlord, affording protection of Two Million and 00/100 Dollars ($2,000,000.00) per occurrence and Four Million and 00/100 Dollars ($4,000,000.00) aggregate in respect to bodily injury, death or property damage, shall be maintained by Tenant at Tenant's sole cost and expense at all times when any work is in process in connection with any change or alteration. All such insurance shall be in a company or companies acceptable to Landlord and shall include the Landlord's interest, and all policies or certificates therefore issued by the respective insurers shall bear notations evidencing the payment of premiums or be accompanied by other evidence satisfactory to Landlord of such payment and shall be delivered to Landlord before the work begins and shall include a thirty (30) day cancellation notice to Landlord.

         (i) If the change or alteration is structural or the estimated cost of any such change or alteration shall be in excess of twenty-five thousand and 00/100 Dollars ($25,000.00) Tenant, before commencement of work, at Tenant's sole cost and expense, shall furnish to Landlord a surety company performance bond issued by a surety company acceptable to Landlord, in an amount at least equal to the estimated cost of such change or alteration, guaranteeing the completion thereof within a reasonable time, free and clear of all liens, encumbrances, chattel mortgages, conditional bills of sale, and other charges, and in accordance with the plans and specifications approved by Landlord.

         (j) No change or alteration shall, when completed, tie in or connect the demised premises with any other building on adjoining property.

All alterations and improvements and building equipment provided by Tenant (but not Tenant's trade fixtures and equipment) shall, at Landlord's option, either become the property of Landlord at lease expiration or sooner termination at no cost to Landlord or shall be removed by Tenant without damage to the demised premises and the demised premises restored to its original condition.

ARTICLE 11 MECHANIC'S LIENS

         Tenant shall not suffer or permit any mechanic's liens or notices to be filed against the fee of the demised premises, nor against the Tenant's leasehold interest therein by reason of work, labor services or materials supplied or claimed to have been supplied to Tenant or anyone holding the demised premises or any part thereof through or under Tenant and agrees to indemnify Landlord against such liens and notices. If any such mechanic's lien or notice shall at any time be filed against the demised premises, Tenant shall within ten (10) days after notice of the filing thereof, cause the same to be discharged of record; provided, however, that Tenant shall have the right to contest the amount or validity, in whole or in part, of any such liens by appropriate proceedings but in such event, Tenant shall notify Landlord in writing and if requested by Landlord shall promptly bond such lien with a surety company acceptable to Landlord. Tenant shall prosecute such proceedings with all due diligence and dispatch. Nothing herein contained shall be construed as a consent on the part of Landlord to subject the estate of the Landlord to liability under the Mechanic's Lien Law of the State of New Jersey, it being expressly understood that the Landlord's estate shall not be subject to such liability.

ARTICLE 12 INSPECTION OF PREMISES BY LANDLORD, ETC.

         Section 12.1 Tenant agrees to permit Landlord and the authorized representative of Landlord and of the holder of any mortgage or any prospective mortgagees or purchasers or tenants to enter the demised premises at all reasonable times during usual business hours for the purpose of inspecting same. Nothing herein shall imply any duty upon the part of Landlord so to inspect or to do any work which under any provision of this lease, Tenant may be required to perform.

         Section 12.2 During the last six (6) months of the term of this lease, or at anytime after Tenant default, Landlord and authorized representatives shall have the right to post signs on exterior regarding the lease of the premises, and said signs to remain thereon without molestation. Landlord may place for sale signs on the exterior at any time and from time to time.

ARTICLE 13 INDEMNIFICATION OF LANDLORD

         Tenant agrees during the lease term and all renewals and extensions if any, to protect, defend, indemnify and save harmless Landlord against and from any and all losses, liability, costs and claims by or on behalf of any person or thing arising in whole or part from the conduct or management of Tenant's business or from any work or thing whatsoever done in and on the demised premises and common areas by Tenant, or any of its agents, contractors, servants, employees or licensees, visitors or invitees, and/or condition of demised premises, and/or arising from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this lease, and/or arising from any act or omissions of Tenant, and/or any of its agents, contractors, servants, employees or licensees, visitors, or invitees and/or arising from any accident, injury or damage whatsoever caused to any person or thing (except to the extent caused by the fault of Landlord or its agents) in or about the demised premises and the common areas (defined in Section 32.7), and from and against all costs, expenses and liabilities incurred on account of or in connection with or arising out of any such claim or act or proceeding brought thereon; and in case any action or proceeding be brought against Landlord by reason of any such claim or act, Tenant upon notice from Landlord covenants to resist or defend such action or proceeding by counsel at Tenant's sole cost and expense, but in the case of defense provided by an insurance company, the insurance company shall select counsel.

ARTICLE 14 DAMAGE OR DESTRUCTION

         Section 14.1 In case of damage to or destruction of the demised premises and/or the buildings of which the demised premises are a part, by fire or other insured casualty, Landlord will promptly restore, repair, replace, rebuild or alter the same as nearly as possible to the condition they were in immediately prior to such damage or destruction. Such obligation of Landlord to restore, repair, or rebuild is conditioned upon the receipt and amount of any insurance proceeds payable to Landlord on account of such damage or destruction, except that in the absence thereof Landlord agrees to spend not more than one hundred fifty thousand and 00/100 Dollars ($150,000.00) for such restoration, repair or rebuilding, unless the need therefor is caused by Tenant, its agents, servants, employees, representatives, independent contractors or invitees. Such restoration, repairs, replacements, rebuilding or alterations shall be commenced promptly and prosecuted with diligence (unavoidable delays excepted) and shall not include any alterations or improvements made by Tenant or fixtures and equipment belonging to Tenant or leased by Tenant from third parties.

         Section 14.2 In the event that such damage or destruction amounts to fifty (50%) percent or more of the demised premises or the building of which it is a part or in the event Landlord determines that said damage or destruction cannot be repaired or replaced within ninety (90) days of such damage or destruction, or in the event the same occurs in the last year of the lease term, Landlord may, at its option, declare this lease to be at an end by serving a written notice to that effect upon Tenant establishing a termination date not later than thirty (30) days from the date of such notice whereupon this lease shall cease and come to an end at the end of said thirty (30) day period in the same manner as if it were the scheduled expiration of the term hereof. In such event basic rent and additional rent and other charges hereunder shall be adjusted as of the date of termination aforesaid and Landlord shall be entitled to the receipt of all insurance proceeds received for such damage or destruction.

         Section 14.3 In the event of such damage or destruction and in the event Landlord does not terminate the lease as above, rent shall abate in proportion to the inutility of the demised premises from the date of the damage to the date the premises is restored and Tenant has full use and occupancy.

ARTICLE 15 TAKING BY EMINENT DOMAIN

         Section 15.1 If the whole of the demised premises shall be taken under the power of eminent domain or the like, this lease shall thereupon be terminated as if such termination were the scheduled expiration of this lease. and basic rent and additional rent and charges shall be adjusted as of the date of the termination aforesaid.

         Section 15.2 If any part of the demised premises or any part of the lands and buildings of which the demised premises are a part shall be taken under the power of eminent domain or the like, Landlord, at its option, may terminate this lease as if such termination were the scheduled expiration of this lease, and basic rent and additional rent and charges shall be adjusted as of the date of termination aforesaid. If Landlord chooses in such event not to terminate the lease, and if the taking be of a portion of the demised building itself, rent shall be adjusted equitably in proportion to the percentage taken, unless the taken portion of the demised premises shall exceed fifty (50%) percent and the remaining portion of the demised premises shall be insufficient for the conduct of Tenant's business, in which event Tenant may by notice to Landlord within fifteen (15) days of the taking terminate this lease. Tenant to notify Landlord within fifteen (1t) days of the taking.

         In all events, whether the taking be of all or a portion of the demised premises and/or building and land, and whether or not this lease survives, the entire award including that for consequential damages, shall be the property of and shall be paid to Landlord, and Tenant hereby assigns all of its right, title and interest thereto and therein to Landlord. Tenant shall not be entitled to share in any award or awards made in condemnation proceedings for consequential damages or for the taking of the demised premises or any portion thereof or improvements or alterations or any appurtenances to the premises, vaults, areas or projections outside of the boundaries of the lands owned by Landlord, or rights in, under or above the streets adjoining said lands, or the rights and benefits of light, air, or access to said streets, or for the taking of space, or rights therein, below the surface of, or above, the demised premises all of which shall belong to Landlord.

         Section 15.3 If the temporary use of the whole or any part of the demised premises shall be taken by any lawful power or authority, by the exercise of the right of condemnation or eminent domain or the like, or by agreement between Landlord and those authorized to exercise such right, Landlord shall give prompt notice thereof to Tenant, the term of this lease shall not be reduced or affected in any way. Tenant shall continue to pay in full the rent, additional rent and other charges herein reserved, without reduction or abatement, unless the same shall continue for thirty (30) days, in which event rent, etc., thereafter shall abate in proportion to Tenant's inutility and for so long as the same shall continue. If the temporary taking continues for one hundred twenty (120) consecutive days, Landlord may terminate this lease.

         Section 15.4 If applicable New Jersey Law permits, Tenant is hereby given the right to bring its own proceeding against the condemning authority for the value of its fixtures, moving expenses, business interruption, it being expressly understood and agreed, however, that nothing herein shall be deemed to affect in any way the rights of Landlord as hereinabove set forth, and Tenant may pursue the same only to the extent that the same shall not reduce the award otherwise available to Landlord.

         The entire award for a partial taking shall be paid to Landlord which, subject to its mortgagee's paramount right thereto, at its own expense, after receipt of award, shall (unless the lease be terminated as above) restore the undertaken part of the demised premises to substantially the similar condition and tenant ability as existed prior to the taking. If Landlord's mortgagee shall take all or part of the award, Landlord, at its option, may terminate this lease, or may restore, anything above to the contrary notwithstanding.


ARTICLE 16  CONDITIONAL LIMITATIONS - DEFAULT PROVISIONS

         Section 16.1 In the event that Tenant shall default in the performance of any of the agreements, conditions, covenants or terms herein contained on its part to be performed, (other then rent and additional rent and other charges herein), Landlord may, (but need not) after five (5) days notice to Tenant, perform the same for the Tenant or if Tenant defaults in the provision of insurance or suffers a default which creates an emergency condition and fails to correct the same within twenty four (24) hours after written notice from Landlord or its agent of the same, then Landlord may (but need not) after such notice perform the same for Tenant, and Landlord shall have the right to enter the demised premises for the purpose of correcting or remedying such default and to remain therein until the same shall have been corrected or remedied. Any amount paid, or any expense or liability incurred, by Landlord, in the performance of same, shall be deemed to be additional rent payable by Tenant hereunder, and may, at Landlord's option, be added to any rent then due, or thereafter falling due hereunder, together with interest thereon at the rate of one and one-half (1.5%) per cent per month, or the highest legal rate, if lower. Except for emergency condition or insurance, this section shall not be operative at any time that Tenant has commenced to correct such default before the expiration of said five (5) day period (where five (5) day period is applicable, as above) and continued diligently to correct same.

         Section 16.2 Upon the continuance of any breach or violation by Tenant of any of the terms, covenants, agreements or conditions of this lease for a period of five (5) days after any written notice (other, than rent, additional rent and other charges, for which no notice is required but for which Tenant shall be entitled to a five (5) day grace period after the date the same is due herein) and regardless of whether Landlord has acted under Section 16.1, the Landlord may at its election terminate this lease, and all of the estate of the Tenant in the demised premises shall come to an end and the Landlord may thereupon reenter the demised premises as of his former estate. Any waiver by the Landlord of any breach shall not be deemed a waiver of any similar or other further breach. All waivers by Landlord to be in writing. No waivers by operation of law. The termination as above shall be unaffected by virtue of Landlord's performance on behalf of Tenant per Section 16.1 above, and Tenant shall be responsible for the same notwithstanding termination.

         Section 16.3 If the Tenant shall be dispossessed or removed from the demised premises or if Tenant shall substantially vacate the demised premises or abandon same, or if the term hereof shall end prior to the expiration date of this lease pursuant to Section 16.2 above, the Tenant does hereby authorize and empower Landlord, at its option, to reenter the demised premises as agent of the Tenant, or for its own act, or otherwise, and to relet the same Or any portion thereof, for any term expiring either prior to the expiration date of this lease or simultaneously with or beyond such date, or from time to time as opportunity may offer, and to repair and remodel the same, if necessary, or desirable, for reletting purposes, and to receive and apply the rent and additional rent so received to the cost of reletting, repairing, reentering and remodeling, and payment of all fees and commissions to brokers or finders, and the balance to the payment of the rent and other charges due hereunder. The Tenant shall remain liable for any deficiency between the rent and additional rent hereunder and the net rent. if any. which may result from such reletting, if any, which deficiency shall, at the Landlord's option, be payable monthly as the amount thereof shall be ascertained, or the Landlord may elect to have Tenant in such event pay upon demand-- and then the Tenant shall be responsible to pay upon demand--the accelerated aggregate net basic rent and other charges due hereunder to the scheduled expiration date of lease, discounted to present value; and in such event as and when net rentals are collected from substitute Tenant, if any, during the balance of term hereby demised (net of all Landlord expenses in reletting) the same shall be remitted by Landlord to Tenant up to the accelerated amount paid as above. The right of Landlord to collect any such deficiency shall be limited to the unexplored portion of the lease. Tenant shall not be entitled to surplus, if any.

         The Tenant further agrees that notwithstanding any entry or reentry by Landlord, whether by summary proceedings, termination or otherwise, it will pay and be liable for, on the day originally fixed herein for the payment thereof, amounts equal to the several installments of rent and other charges reserved herein, and shall remain responsible for the performance of all other terms, conditions and covenants herein, in the same manner as if the Landlord had not entered or reentered therein. No entry by the Landlord, whether had or taken under summary proceedings or by lease termination or otherwise, shall be deemed to absolve or discharge the Tenant from liability hereunder nor to constitute the acceptance of a surrender.

         Section 16.4 If, at any time during the term hereof, any proceedings shall be instituted by or against the Tenant, resulting in the exercise of jurisdiction by any court over the estate or property of the Tenant, or if proceedings shall be instituted by or against the Tenant pursuant to any provisions of any Act of Congress relating to bankruptcy, or pursuant to any other proceedings at jaw or in equity, in any court, as a bankrupt or as a debtor under such Act of Congress or as an insolvent corporation or insolvent person; or if a receiver, sequestrator, custodian, conservator, trustee or other officer shall be appointed of the Tenant, or any of its property; or if the Tenant shall compound its debts or assign its estate or effects for payment thereof, or if any execution, attachment, distraint or other legal proceedings shall issue against the Tenant or its property on the demised premises, and a sale be had thereof, or if this lease shall, by operation of law, devolve upon or pass to any one other than the Tenant then, and in any such events or contingencies, this lease shall, at the option of the Landlord, cease and come to an end, and the Landlord shall thereupon become entitled to repossess the demised premises and reenter the same as of its former estate by giving notice, in writing, specifying the date upon which the Landlord will reenter, repossess or recover possession of the demised premises, which date shall not be less than five (5) days after the giving of such notice.

         Section 16.5 In the event of the termination of this lease as the result of any election exercised by the Landlord pursuant to the terms of this Article, the Landlord shall be entitled to the rights, remedies and damages set forth in this Article and elsewhere in this lease and at law and equity. Tenant waives the service of notice of intention to reenter as provided for in any statute and also waives any and all right of redemption in case Landlord obtains possession by reason of Tenant's default. The terms "enter". "reenter", "entry" or "reentry", as used in this lease are not restricted to their technical legal meaning.

         Section 16.6 Nothing in this Article shall be construed to permit an assignment of the lease or a reletting or underletting by the Tenant except in the manner permitted by this lease.

         Section 16.7 Tenant agrees to pay as additional rent all reasonable attorney's fees and other expenses incurred by Landlord in enforcing any of the obligations under this lease.

         Section 16.8 If any of the event mentioned in this Article shall occur before the commencement of this lease, this lease and term hereby granted, as well as all of the right, title and interest of the Tenant hereunder shall thereby, at the option of the Landlord, be cancelled and terminated, and, in such case, neither the Tenant nor any one claiming under the Tenant shall be entitled to take, or enter into, possession of the demised premises.

ARTICLE 17 INVALIDITY OF PARTICULAR PROVISIONS

         If any term or provision of this lease or the application thereof to any person or circumstance shall to any extent, be invalid or unenforceable, the remainder of this lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this lease shall be valid and be enforced to the fullest extent permitted by law. The laws of the State of New Jersey shall govern the validity, performance and enforcement of this lease.

ARTICLE 18 NOTICES

         All notices by either party to the other provided for in this lease shall be in writing and shall be sent by Certified or Registered Mail, return receipt requested, or by overnight delivery service such as Federal Express, addressed to Tenant at Tenant's address set forth above, and addressed to Landlord at Landlord's address set forth above, or to such other address as may be designated by either party to the other by like notice, or may be personally delivered at the address set forth above and the date on which such notice is received shall be the date of the giving of such notice, unless the same is refused or unclaimed, in which event the notice will be deemed given the date the same was deposited in the United States mail, postage prepaid. Any bill, statement or communication, other than notices provided for in this lease, which Landlord may give to Tenant shall be sufficiently given if delivered to Tenant personally or left at the demised premises with a person in Tenant's employ or sent by mail addressed to Tenant at the demised premises or the last known address of Tenant, and the date of such service or deposit in the mail shall be deemed the date of the rendition of any such bill, statement or communication. A contemporaneous copy of all notices to Landlord shall be sent certified, return receipt requested, to Gruen & Goldstein, Esqs., 1945 Morris Avenue, Union, New Jersey 07083, or to such other counsel or address as Landlord may from time to time designate in a written notice to Tenant. A contemporaneous copy of all notices to Tenant shall be sent certified, return receipt requested, to Brenner & Falkin, Esqs. , 570 Route 10, Livingston, New Jersey 07039, or to such other counsel or address as Tenant may from time to time designate in a written notice to Landlord.

ARTICLE 19 SURRENDER OF PREMISES

         Tenant shall, upon expiration or earlier termination of this lease, surrender to Landlord the demised premises and building equipment together with all replacements thereof (except its movable trade fixtures, machinery and equipment, furniture and furnishings) in good order, condition or repair, and broom clean, except as provided under ARTICLE 8 REPAIRS AND MAINTENANCE OF PREMISES, WASTE, COVENANTS.

ARTICLE 20  QUIET ENJOYMENT

         Landlord covenants and agrees that Tenant, upon paying the basic rent and all other charges herein provided for and observing and keeping the covenants, agreements and conditions of this lease on its part to be kept, shall lawfully and quietly hold, occupy and enjoy the demised premises during the term of this lease free from intentional molestation or hindrance by act of Landlord. This covenant is not intended to imply any covenants or warranties, including covenant against latent defect.

ARTICLE 21  TERMINATION OF LANDLORD'S LIABILITY

         The term "Landlord" as used in this lease (so far as covenants or obligations on the part of Landlord are concerned), shall be limited to mean and include only the owner or owners at the time in question of the fee of the demised premises, and in the event of any transfer or transfers of the title to such fee, the Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer and conveyance of all liability as respects the performance, of any covenants or obligations on the part of Landlord contained in this lease thereafter to be performed, provided that, any funds in the hands of Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be turned over to the grantee and any amount then due and payable to Tenant by Landlord or the then grantor under any provision of this lease shall be paid to Tenant.

ARTICLE 22 CERTIFICATES BY TENANT AND LANDLORD

         Tenant and Landlord agree at any time and from time to time upon not less than fifteen (15) days' notice by either to the other to execute, acknowledge and deliver to either a statement in writing certifying (a) that this lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (b) whether or not there are then existing any offsets or defenses against the enforcement of any of the terms, covenants, or conditions hereof upon the part of Tenant to be performed (and if so specifying the same),
(c) that Landlord has completed its work obligations, if any, and (d) the dates to which the basic rent and other charges have been paid in advance, if any, it being intended that any such statement delivered pursuant to this article may be relied upon by any prospective purchaser or mortgagee of the fee of the demised premises or any assignee of any such mortgagee.

ARTICLE 23 AGENCY

         In the event that, within twenty (20) days following receipt of written request from Landlord, Tenant fails to execute, acknowledge and deliver any instrument or instruments as required under this lease, Landlord is hereby appointed Tenant's attorney-in-fact, coupled with an interest, for the purpose of executing, acknowledging and delivering any such instruments for and on behalf of Tenant. Tenant's failure to respond within said twenty (20) day period shall be ' deemed an automatic acknowledgment and execution of any such instrument in the form submitted to Tenant. If any person who may request such instrument or be a party to any such instrument refuses to recognize Landlord as the true and lawful attorney-in-fact of Tenant or to accept said automatic acknowledgment and execution by Tenant, Landlord, in addition to all other remedies for Tenant breach set forth elsewhere herein and at law and equity, shall not be required to perform any of Landlord's covenants hereunder until such time as Tenant has executed, acknowledged and delivered the requested instruments.

ARTICLE 24 DEFINITIONS OF CERTAIN TERMS

         For all purposes of this lease, unless the context otherwise requires,

         (a) "Term of this lease" or words of similar import shall be construed to mean the Basic Term and any renewal term which has become effective.

         (b) "Unavoidable delays" or words of similar import shall be construed to mean delays due to strikes, lock-outs, acts of God, inability to obtain labor or material, governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty or similar causes beyond reasonable control of Landlord or Tenant, as the case may be.

         (c) "Movable trade fixtures, furniture and furnishings" shall be construed to mean trade fixtures, machinery, furniture, furnishings and equipment used or procured for use in connection with the operation of any business conducted on the demised premises, installed at the cost and expense of Tenant and not purchased from Tenant by Landlord, during the term of this lease and not permanently affixed to the realty.

         (d) "Building equipment" shall be construed to mean and include and not limited to, the equipment, fixtures, motors and machinery used or procured for use in the operation and maintenance of the buildings of which the demised premises are a part, including but without limiting the generality of the foregoing, all heating, lighting, air conditioning, ventilating, gas and electric, plumbing, and passenger and freight elevator systems, craneways, transformers, automatic doors, electric appurtenances, and equipment, whether installed by Tenant or Landlord prior to the commencement of the term of this lease or at any time during the term. In addition, any fixtures, machinery or equipment (whether or not used in the operations of the buildings as such) and all replacements thereof, shall for the purpose hereof be construed to be building equipment and shall be the property of Landlord. "Building equipment" doer. not include Tenant's trade fixtures and equipment.

ARTICLE 25 CUMULATIVE REMEDIES - NO WAIVE - NO ORAL CHANGE

         The specific remedies to which Landlord may resort under the terms of this lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case any breach or threatened breach by Tenant of any provision of this lease. The failure of Landlord to seek redress for violation of, or to insist in any one or more cases upon the strict performance of any of the covenants of this lease, or to exercise any option herein contained, shall not be construed as a waiver or relinquishment for the future of such covenant or option. A receipt by Landlord of rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach, and no waiver, change, modification or discharge by Landlord of any provision in this lease shall be deemed to have been made or shall be effective unless expressed in writing and signed by Landlord.

         In the event of a breach or threatened breach by Tenant of any of the covenants or provisions of this lease, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for mention in this lease of any particular remedy shall not preclude Landlord from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of obtaining possession of the demised premises by reason of Tenant's violation of the provisions of this lease.

ARTICLE 26 COVENANTS TO BIND AND BENEFIT RESPECTIVE PARTIES

         It is further covenanted and agreed by and between the parties hereto that the covenants and agreements herein contained shall bind and inure to the benefit of Landlord, its successors and assigns, and Tenant, its successors and assigns, subject to the provisions of this lease.

ARTICLE 27 SUBORDINATION

         This lease shall be subject and subordinate to all Ground or underlying leases and to all mortgages or deeds of Trust now or hereafter affecting such leases, and to all mortgages or deeds of trust which may now or hereafter affect the demised premises and/or the lands and buildings of which the demised premises form a part, whether such mortgages or deeds of trust cover only the same or a blanket mortgage or deed of trust covering other premises in addition to the same and to any renewals, modifications, consolidations, replacements or extension thereof. The recording of such mortgages or deeds of trust shall have preference and precedence and be superior and prior in lien to this lease, regardless of the date of recording. This clause shall be self-operative and no further instrument of subordination shall be required by any mortgagee or trustee. Tenant shall execute promptly any instrument which Landlord May request in confirmation or furtherance of such Subordination and hereby constitutes and appoints Landlord as Tenant's attorney-in-fact to execute any such instrument for and On behalf of Tenant. If Tenant shall fail to execute such instrument on demand, Landlord shall be entitled to the remedies of lease termination and/or damages and/or injunction.

         Tenant agrees that it may not assert against mortgagee or anyone else holding through mortgagee, including purchaser at a foreclosure sale, any breaches or remedies for breaches of the lease by Landlord, which breach or breaches occur prior to mortgagee's or anyone holding under it (including purchaser at a foreclosure sale) succeeding to the interest of the Landlord under the lease by reason of default.

         The mortgagee or anyone holding through the mortgagee shall not be: (a) liable for any act or omission of the Landlord, except as otherwise provided by law; or (b) subject to any offsets or defenses which the Tenant might have against the Landlord, except as otherwise provided by law; or.(c) bound by any rent or additional rent which the Tenant might have paid to the Landlord for more than the current month; or (d) bound by any amendment or modification of the lease made without its consent; or (e) liable for the return of security deposited under the lease, unless the same shall have been actually received by mortgagee or anyone holding through the mortgagee.

         Landlord agrees to use its best efforts to obtain a non-disturbance and attornment agreement from Landlord's mortgagees in favor of Tenant (i.e., to request the same), but Landlord's failure to obtain the same shall not affect any of Tenant's covenants and responsibility under this lease.

         Tenant will make any and all changes to the form of this lease required to secure the consent of Landlord's mortgagees, present or future, so long as same do not affect monies payable hereunder by Tenant or materially affect Tenant's other rights and obligations hereunder.

         In the event the Landlord is required to procure mortgage loans or desires to recast existing mortgage loans on the premises, then at the request of the Landlord, the Tenant will furnish to the Landlord copies of its most recent financial statement prepared by a certified public accountant in aid of the application by the Landlord for such a loan.

ARTICLE 28 ASSIGNMENT, SUBLETTING

         Tenant shall not assign, mortgage or encumber this lease, or sublet, underlet, license or permit the demised premises or any part thereof to be used by others, whether voluntarily or by operation of law or otherwise, without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld. If this lease be assigned or if the demised premises or any part thereof be underlet or occupied by anyone other than Tenant, without Landlord consent, Landlord may collect rent from the assignee, undertenant or occupant and apply the net amount collected to all rent herein reserved, but no such collection on account of such assignment, underletting, or occupancy shall be deemed a waiver of' this covenant or the acceptance of the assignee, undertenant or occupant as tenant, or a release of the performance of the covenants on Tenant's part herein contained. A consent by Landlord to an assignment or subletting shall not in any manner be construed to relieve Tenant or any assignee or undertenant from obtaining the consent in writing of Landlord to any further assignment or underletting nor shall it be construed as relieving Tenant or its assignor of its obligations hereunder.

         For purposes of this ARTICLE 28 it shall be "reasonable" for Landlord to withhold consent to sublease or assignment for, among other things, (a) failure of subtenant/assignee to demonstrate that it has an SIC number (See
ARTICLE 46 which does not invoke E.C.R.A., or (b) failure of subtenant/assignee to deliver a certificate that it has never been cited for an environmental violation, or (c) failure of subtenant/assignee to deliver the affidavit required by ARTICLE 46 and which shows subtenant/assignee's operations do not include the use of hazardous or toxic substances as defined by E.C.R.A., or (d) failure of subtenant/assignee to certify that its use of the demised premises will conform with all applicable zoning ordinances and other statutes, ordinances, rules and regulations applicable to the demised premises, or (e) the subtenant's/assignee's use being hazardous, unsafe, or inconsistent with existing Casualty Insurance Company's requirements or recommendations or those of applicable Fire Rating organization, or (f) a prospective increase in building insurance on account of the nature of subtenant's/assignee's use, or
(g) anything else which is inimical to Landlord's interests and/or the building of which the demised premises is a part.

         In the event of either subletting or assignment, Tenant shall remain responsible hereunder jointly and severally with subtenant or assignee. If Landlord consents to an assignment, there shall be payable to Landlord by assignee and Tenant jointly and severally the consideration paid for the assignment. The aforesaid shall be payable to Landlord in addition to all rentals and other monies due hereunder to Landlord.

         If Landlord consents to a subletting, there shall be payable to Landlord by subtenant and Tenant, jointly and severally, the difference between the reserved rent herein and the rental paid pursuant to the sublease if the latter is greater than the former. The aforesaid shall be payable to the Landlord at the time rental under the sublease is payable to the Tenant and is in addition to all rentals and other monies due hereunder to Landlord.

         Tenant shall in all events provide Landlord with a certified true copy of the proposed assignment or sublease with its application for consent, and shall provide Landlord with a certified true copy of the fully executed copy of the assignment or sublease, if consented to, within five (5) days after execution.

         Anything above to the contrary notwithstanding, in the event Tenant desires to assign this lease or to sublet all or part of the demised premises, Landlord shall have the right, within thirty (30) days after receipt of application from Tenant for consent to such assignment or subletting, together with a certified copy of the proposed assignment or sublease, to terminate this lease by giving Tenant notice of its election to do so, and such termination shall become effective (as if it were the originally scheduled expiration date of the term of the lease) on the commencement date of the proposed sublease or the effective date of the proposed assignment, as the case may be, but in no event later than thirty (30) days after giving such notice, and the basic annual rent and all other charges payable by Tenant shall be adjusted and apportioned as of the date of termination. If Landlord consents as above to any assignment or sublease, the same shall not be construed in anywise to void Landlord's option as herein contained in the event of any further assignment or subletting.

         "Assignment" shall be deemed to include all voluntary and involuntary transfers and those effected by operation of law, including but not limited to merger or consolidation of Tenant with or its acquisition by another entity, insolvency, bankruptcy, a mortgage of Tenant's leasehold estate, sale of the leasehold or an execution levied against Tenant's leasehold estate, and Tenant's assignment for the benefit of creditors. Assignment shall also include a sale, pledge or other disposition of all or any of Tenant's capital stock or partnership interests, whether voluntary, involuntary or by operation of law. Anything above to the contrary notwithstanding, "Assignment" shall be deemed not to include transfers of capital stock of Tenant.

         Anything above to the contrary notwithstanding, Tenant shall have the right in connection with a sale or other acquisition (including but not limited to acquisition by merger or consolidation) of all assets of its business to one acquirer to assignment of the lease to the acquirer without Landlord's consent, but subject to the same terms and conditions set forth above.

ARTICLE 29  TENANT'S FAILURE TO COMPLY WITH GOVERNMENTAL REGULATION

         In the event that Tenant fails to comply with Governmental regulations, rules, statutes, ordinances, orders and the like, pertaining to the demised premises and/or the use of the premises (see ARTICLE 9 USE OF PREMISES - COMPLIANCE WITH ORDERS, ORDINANCES, ETC, above) or in the event of any breach or non-performance of any other covenant or condition of this lease by the Tenant, the Tenant agrees to hold the Landlord harmless from any fines, costs, fees, expenses, losses or liability that may arise in connection therewith.

ARTICLE 30 TENANT'S PERSONAL PROPERTY

         In the event of a default by Tenant of any terms, covenants, agreements, or conditions of this lease, then Landlord at its option, without notice or other act, shall become the owner of any or all of Tenant's equipment, fixtures, chattels, and inventory and other personal property at demised premises to secure sums due Landlord hereunder, and Landlord may thereupon take possession of any or all of the above, and Tenant shall not remove same from the demised premises without Landlord consent, and the same may be sold by Landlord and surplus proceeds after payment of arrears and costs of sale to Landlord shall be returned to Tenant. Sale may be public or private and with or without advertisement as Landlord may deem appropriate. Landlord may bid at sale.

         Tenant agrees not to create or suffer to be created, a lien on any alterations, improvements, or repairs to the demised premises.

         Landlord may, without notice, at its. option, appropriate, sell or otherwise dispose of any personal property, inventory, fixtures, equipment and chattels left on or about the demised premises by Tenant after Tenant has vacated and/or after the lease has been terminated or expired. Tenant to be responsible for costs of disposition and shall have no rights to share 'in any of the net proceeds. At the Landlord's option, Tenant shall, at its expense, remove from the demised premises the aforesaid items. This clause is intended to be supplementary to and not in limitation of any of the other clauses of this lease and in the event of a conflict between the rights of Landlord in Tenant's inventory, fixture, chattels, and personal property created by this clause or any other clause in this lease, that clause which creates the greatest rights of the Landlord shall control.

ARTICLE 31 SIGNS

         Tenant is hereby given the right subject to Landlord's written consent, not to be unreasonably withheld, to erect a sign on the demised premises but in no event to be located on the roof) subject to all governmental regulations pertaining thereto, it being understood, however, that Landlord does not represent the structure or any part of the demised premises as to capability of holding any such sign. Tenant shall be responsible for repair and maintenance of the sign and for its removal when so demanded by Landlord. The size of the Tenant's sign will be limited to Tenant's proportionate share of total square feet of signage for the building permitted by applicable law.

ARTICLE 32  MISCELLANEOUS

         Section 32.1 No receipt of monies by the Landlord from the Tenant or payment into court by the Tenant, after default by Tenant of any covenant or condition of this lease shall reinstate, continue, or extend the term of this lease, or affect any notice theretofore given to the Tenant, or operate as a waiver of the right of the Landlord to recover possession of the demised premises by proper suit, action, proceeding, or remedy; it being agreed that after the existence of such default, the Landlord may demand, receive and collect any monies due, or thereafter falling due, without in any manner affecting such default or notice thereof, proceedings or suit or action, order or judgment taken on account thereof; and any and all such monies collected shall be deemed to be payments on account of the use and occupation of the said premises or, at the election of the Landlord, on account of the Tenant's liability hereunder.

         Section 32.2 Landlord shall have the right to assign all of Landlord's right, title and interest in and to this lease to an individual, partnership, joint venture or corporation, in existence or to be organized, in which event Landlord shall not thereafter be liable for the covenants and agreements to be observed and performed by the Landlord hereunder.

         Section 32.3 The rights and remedies given to Landlord in this lease are distinct, separate and cumulative, rights and remedies and no one of them shall be deemed to be in exclusion of any of the others or of any rights and remedies available at law or equity.

         Section 32.4 Tenant represents and covenants by the execution hereof, that it has not contacted or dealt with any real estate broker, agent or salesman regarding the within lease other than Sheldon Gross Realty Inc., 80 Main Street, West Orange, NJ 07052 and Tenant agrees to indemnify, defend and save Landlord harmless from any and all brokers' commission or finder's fee or similar claims asserted by others' claimed breach of representation. Landlord will pay Sheldon Gross Realty Inc. in accordance with separate agreement.

         Section 32.5 Landlord reserves the right to refuse admission to the lands and buildings and the demised premises, outside of ordinary business hours, to any person not known to any watchman in charge or properly identified; to eject any person from the lands and buildings whose conduct may tend to be harmful to the safety and interests of the tenants and the property therein; to close any part of the land and buildings during any riot or other commotion where persons or property may be imperiled.

         Section 32.6 Whenever "floor area" is used in this lease, it shall be deemed to mean the number of square feet of floor space within the exterior faces of the exterior walls, without deduction for any space occupied by or used for columns, stairs or other interior construction or equipment. The center of the wall shall be used in case of party walls and walls between spaces occupied by two or more separate tenants.

         Section 32.7 Landlord grants to Tenant, in common with the other tenants and their agents and employees and customers and persons doing work for or business with tenants on the lands and buildings, the right to use the "common areas" consisting of the parking areas, roadways, driveways, pathways, sidewalks, entrances and exits designated by Landlord for common use, and other common (undemised) areas of the building subject to the terms and conditions of this lease.

         Section 32.8 The Landlord or its managing agent shall maintain the common areas and undemised areas of land and buildings and common utilities and common building equipment and fixtures, fire fighting equipment, curbs, culverts, drainage facilities, landscaping, retaining walls, parking areas, fences, signs, common electric lines, common plumbing lines, pipes and installation of every kind serving the lands and buildings, lawn and fire sprinkler equipment, and roof, (referred to collectively in this Article as "common areas") and, in connection therewith, shall have the right to incur, in its sole discretion, such reasonable expenses as may be required (a) to maintain and keep in good repair and redecorate (including the making of any necessary replacements) all portions of the common areas including, but not limited to paving, grading and marking of the parking area and roadways and driveways and;
(b) to keep the common areas reasonably free from accumulated snow, ice and refuse, and open for use and fully lighted during all business hours; (c) to keep the curb cuts, sidewalks, and curbs, if any, adjacent to and immediately in front of the building in good condition and repair, and reasonably free from accumulated snow, ice and refuse, and to comply with all governmental requirements respecting same; (d) to establish reasonable reserves for the replacement of the paving; and (e) to supply the common areas with utilities. Landlord may also incur such other reasonable expenses as may be required to maintain and operate the common areas as a first class building. All of the costs and expenses herein shall be referred to as common areas repair, replacement, operating and/or maintenance costs.

         Section 32.9 Anything herein to the contrary contained notwithstanding, Tenant agrees that any repairs, replacements or maintenance required to be made to the common areas of the lands and buildings of which the demised premises are a part and all building equipment and facilities appurtenant thereto (and not located in or upon or at or attached to the demised premises) caused in whole or in part, by the negligence of Tenant, its agents, servants or employees or invitees, shall be the sole responsibility of Tenant and will not be pro rated among all tenants of the buildings' of which the demised premises forms a part.

         Section 32.10 The common areas of the lands and building shall be subject to the exclusive control and management of Landlord, and Landlord shall have the right to establish, modify, change and enforce reasonable rules and regulations, Exhibit C, with respect to the common areas and Tenant agrees to abide by and conform with such rules and regulations. Tenant agrees that it and its employees will park their trucks, delivery vehicles and automobiles only in such of the parking areas as Landlord from time to time designates for that purpose. Landlord shall have'. the right to close any part of the common areas for such time as may, in the opinion of Landlord's counsel, be necessary to prevent a dedication thereof, or the accrual of any rights in any person, or to clean and repair the same, or for any other purpose, and to close any part of the parking area for such time as Landlord deems necessary for any purpose, and to do other things in the parking areas as Landlord in its discretion deems reasonable and necessary for the benefit of the lands and building. Landlord's discretion shall not be reviewable.

         Section 32.11 In each lease year Tenant will pay to Landlord, as additional charges or additional rent, subject to the limitation hereinafter set forth, its proportion (determined in the manner set forth in ARTICLE 2 TENANT'S PRO RATA PORTION OF THE BUILDING) of the common areas repair, replacement operating, and/or maintenance costs referred to above plus fifteen (15%) percent of the same (to cover Landlord's administrative and overhead costs). For the first year of the lease term and the last year of the lease term (to the extent that either or both of said years are portions of a full calendar year), the Tenant's proportionate share shall be multiplied against the product of all of the common areas repair, replacement and operating and/or maintenance costs for the subject first (or last) calendar year multiplied by a fraction, the numerator of which is the number of days in the subject calendar year which fall within this lease term, and the denominator of which is three hundred sixty
(360). Tenant shall pay its "proportionate share" of above upon demand and, as the Landlord shall determine, in periodic installments, including estimated advance installments.

         Section 32.12 Landlord shall have the right but not the obligation to enter upon the demised premises at all reasonable hours for the following purposes (as well an those set forth elsewhere herein): to inspect or protect the same; to effect compliance with any law, order or regulation of any governmental authority having jurisdiction; to make or supervise repairs, additions or alterations to the same or the building of which the demised premises are a part, and to take all materials thereon that may be required therefor; to erect, use and maintain pipes and conduits in and through the demised premises; and to alter, decorate or otherwise prepare the demised premises for re-occupancy at any time after Tenant has vacated the same or shall have removed substantially all of its property therefrom. None of the foregoing shall constitute an actual or constructive eviction of Tenant or a deprivation of its rights, nor subject Landlord to any liability or impose upon Landlord any obligation, responsibility or liability whatsoever, for the care, supervision or repair of the building of which the demised premises are a part, or any part thereof, other than as herein specifically provided, or entitle Tenant to any compensation or diminution or abatement of the rent reserved.

         Section 32.13 It is agreed between the parties that this lease shall be of no force and effect whatsoever unless it shall have been executed by the Landlord and an executed copy thereof delivered to the Tenant.

         Section 32.14 Tenant covenants not to place this lease on record.

         Section 32.15 Attached hereto is resolution of the Tenant's Board of Directors, unmodified since then, authorizing the signatory hereto to enter into this lease on behalf of Tenant. The signatory hereto for Tenant represents and warrants that he has been authorized by resolution of the Board of Directors to execute this lease on behalf of Tenant. The signatory hereto for Landlord represents that he is authorized to bind the partnership by his signature.

         Section 32.16 All negotiations, considerations, representations and understandings between the parties are incorporated in this lease, and Tenant acknowledges and agrees that Landlord, its agents and representatives, have made no representations, warranties or promises with respect to the land and buildings or the demised premises except as may be expressly set forth herein.

         Section 32.17 Landlord reserves the right to require Tenant to pay as an additional charge hereunder interest at the rate of one and one-half (1/2%) percent per month (based upon the rate of eighteen (18%) percent per annum) or the highest legal rate if less on all payments of rent and additional charges which are made (and accepted by Landlord) more than five (5) days after the due date hereof, plus One Hundred and 00/100 Dollars ($100.00) late charge.

         Section 32.18 In the event Landlord institutes suit on account of Tenant default or threatened default under this lease, Tenant agrees to reimburse Landlord for all reasonable expenses incurred by Landlord in connection therewith including but not limited to reasonable attorneys' fees. Tenant also agrees to reimburse Landlord its said reasonable expenses in connection with any and all other remedies pursued by Landlord hereunder, including but not limited to eviction.

         Section 32.19 Any dispute arising under this lease may, at either Landlord's or Tenant's option (except on account of Landlord claim of default in the payment of rent or additional rent, the Tenant will not have an option to elect arbitration), be settled by arbitration, and in such event the Landlord and Tenant shall each choose an arbitrator, and the two arbitrators thus chosen shall select a third arbitrator. The finding's and award of a majority of the three arbitrators thus chosen shall be final and binding on the parties hereto and may be lodged as a judgment of Superior Court and the party against whom the decision is rendered shall pay the successful party's attorney's fees and costs and all costs of the arbitration. (This feature shall apply to resolution by litigation as well) If either party shall fail to designate an arbitrator within ten (10) days from the election of arbitration and/or if the two timely selected arbitrators shall fail to designate a third arbitrator within ten (10) days thereafter, then in the first case the non-defaulting party, and in the second case either party, may petition the Assignment Judge of the Superior Court of New Jersey, in the County in which leased premises are located, to make a designation binding on the defaulting party in the first case or binding on the two chosen arbitrators in the second case, and if the Assignment Judge shall fail or refuse to accommodate the parties as above, then the non-defaulting party in the first case, or either party in the second case, may petition the American Arbitration Association to discharge those functions as above.

         Section 32.20 (Where Landlord elects a court action rather than arbitration (See Paragraph 32.19 above), Tenant waives absolutely in any and all eviction/dispossess litigations initiated by Landlord the right to trial by jury and removal (by statute or rule of court) from Superior Court Special Civil Part (formerly known as District Court) to Superior Court Law Division of Chancery Division. Tenant waives trial by jury in all actions arising out of or in connection with this lease. (Where Landlord elects a court action rather than arbitration (See Paragraph 32.19 above), Landlord agrees to permit Tenant a sixty (60) day postponement of the first trial date to conduct Rule 4 discovery, so long as Tenant posts the contested sums with the Court or in escrow in its attorney's trust account.

         section 32.21 Tenant's covenants to pay rent and additional rent and other charges hereunder and Landlord's covenants of every description shall be deemed 'independent covenants.

         Section 32.22 OMITTED

         Section 32.23 Tenant will supply and maintain at its own expense any fire extinguishers, or other fire prevention equipment required by law, rules, ordinances and regulations of any governmental authority having jurisdiction in the premises, and recommendations of insurance services office and/or mutual service office and/or any insurance companies fire insurance rating organizations or any other body constituted exercising similar functions by Landlord and/or the insurer. Landlord represents that the demised premises are sprinklered.

         Section 32.24 At any time the withholding or setting off of rent is extended to Tenant, as a remedy herein, if any, (Tenant shall not be entitled to the same unless set forth with specificity herein), and if and to the extent it shall be ultimately decided that Tenant's withholding or setting off was improper, Tenant shall, in addition to the repayment of the improper withholding or set off, pay to Landlord interest thereon at the rate of one and one half (1-1/2%) percent per annum

(based upon the rate of eighteen (18%) percent per annum) or the highest legal rate if lesser from the date of the improper withholding or set off to the date of payment or One Hundred and 00/100 Dollars ($100.00) whichever is greater.

         Section 32.25 Except as otherwise specifically provided in this lease, as to operative time periods, if Tenant has the right to terminate this lease, it shall be deemed to have waived such right of termination, if it fails to give Landlord written notice thereof within thirty (30) days after receipt of a written notice from Landlord requesting Tenant to advise Landlord as to whether Tenant elects to exercise its right of termination.

         Section 32.26 Service of process, summons, complaint and all other suit papers on Tenant is valid and effective and shall confer personal jurisdiction over Tenant in the State Courts of New Jersey if the same is made pursuant to Rules of Court or by certified mail upon comprehensive Business Solutions, Inc. 1099 Broad Street, Bloomfield, NJ 07003.

         Section 32.27 The parties agree that the ' rule of construction of a lease ambiguity against the Landlord and/or against the draftsman shall have no application in the event of a dispute between the Landlord and Tenant.

         Section 32.28 OMITTED

ARTICLE 33  METHOD OF PAYMENT

         Except as herein otherwise expressly provided, all amounts payable under this lease shall be payable by check drawn to the order of the Landlord or its designees.

ARTICLE 34  NON-WAIVER BY LANDLORD

         The failure of the Landlord to insist upon strict performance of any of the covenants or conditions of this lease, or to exercise any option herein conferred in any one or more instances, shall not be construed as a waiver or relinquishment for the future of any such covenants or conditions of this lease or option, but the same shall be and remain in full force and effect.

ARTICLE 35 ACCORD AND SATISFACTION

         No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this lease provided.

ARTICLE 36 LANDLORD'S NON-LIABILITY FOR DAMAGES

         It is expressly agreed and understood by and between the parties to this lease that the Landlord, its agents, servants and employees shall not be liable for any damage or injury to person or property caused by or resulting from steam, electricity, gas, water,, rain, ice or snow, or any leak or flow from or into any part of premises, including the demised premises or from any damage or injury resulting or arising from any other cause or happening whatsoever including negligence of Landlord, its agents, servants and employees, except that in the case of third parties Landlord shall be responsible for its negligence, but that shall not relieve Tenant of its obligation to provide liability insurance in favor of Landlord as set forth in Article 6 above.

         Landlord, its agents, servants and employees shall not be liable for any damages or losses to property for loss by theft, nor for any and all manner of consequential damages (including, but not limited to, business interruption) regardless of whether their negligence or breach of lease covenants may create or contribute to the same. Tenant and all those claiming through Tenant shall in all events of Landlord liability to Tenant for damages or losses and the like, if any, look solely to the equity of Landlord in the land and building for the satisfaction of Tenant's rights and remedies and this provision shall not terminate in the event of assignment of this lease by Landlord. It is expressly understood and agreed that Landlord's liability under the terms, covenants, conditions, warranties and obligation of this lease and those implied and created by law, if any, shall in no event exceed the loss of its equity in the land and building and Tenant shall look solely to the same for satisfaction of any judgment against Landlord. Stated otherwise, notwithstanding anything to the contrary set forth in this lease, it is specifically understood and agreed by Tenant that there shall be absolutely no personal liability on the part of Landlord or on the part of the partners of Landlord with respect to any of the terms, covenants and conditions of this lease, and liability created or implied by law, and Tenant shall look solely to the equity, if any, of Landlord in the land and building for the satisfaction of each and every remedy of Tenant in the event of any breach by Landlord of any of the terms, covenants and conditions of this lease to be performed by Landlord or liability of Landlord created or implied by law; such exculpation of personal liability to be absolute and without any exception whatsoever.

         All limitations of Landlord liability contained in this lease are intended to be supplementary to one another; if there be a conflict, that which affords the Landlord the most expansive limitation of liability shall control. If any of the clauses limiting Landlord's liability in this lease shall be unenforceable, it is the parties intention that the court shall construe or reform the same to afford Landlord the most expansive limitation of liability the court will permit.

ARTICLE 37  NON-ABATEMENT  OF RENT

         Except as expressly set forth herein, no abatement or diminution or reduction of the net basic rent or other charges payable by Tenant under this lease, shall be claimed by or allowed to Tenant for any inconvenience, interruption, cessation, or loss of business or otherwise, caused directly or indirectly by any present or future laws, rules, requirements, orders, directions, ordinances, or regulations of the United States of America, or of the state, county, or city governments, or of any other municipal, governmental or lawful authority whatsoever, or by priorities, rationing or curtailment of labor or materials, or by war or any matter or thing resulting therefrom, or except as provided in this lease, by any other cause or causes beyond the control of Landlord, nor shall this lease be affected by any such causes.

ARTICLE 38  ATTORNMENT

         Tenant shall, if requested by a mortgagee of the premises at any time, or in the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage made by the Landlord covering the demised premises, attorn to the mortgagee or purchaser upon any such foreclosure or sale and if requested, recognize such purchaser as the Landlord under this lease.

ARTICLE 39 RELEASE AND WAIVE OF SUBROGATION

         Landlord and Tenant hereby release the other and their agents, contractors, servants, employees and licensees from any and all liability or responsibility (to the releasor or anyone claiming through or under them by way of subrogation or otherwise under fire and extended coverage and other casualty insurance policies) with regard to fire and other insured casualty losses required to be insured against hereunder and notwithstanding such fire or other covered casualty shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible and notwithstanding the insurance may not have been obtained; provided, however, that this release shall be applicable and in force and effect only with respect to loss or damage occurring during such time as the releasor's policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releasor to recover thereunder and this release shall operate only to the extent of the loss payable thereunder. Each of Landlord and Tenant agrees that its policies will include such a clause or endorsement.

ARTICLE 40 LANDLORD'S WORK

         Landlord agrees to complete, in a workmanlike manner, the certain work as more particularly set forth on Exhibit C-1 and C-2 annexed hereto and made a part hereof. Any other work performed by Landlord on the demised premises shall be at the cost and expense of Tenant.

         Landlord shall not be in default under this Article or liable to Tenant in any manner or for any damages by reason of delays in the performance of any covenant or condition in this paragraph.

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


ARTICLE 41  LIMITATION OF LIABILITY

         If Landlord is in breach or default with respect to its obligations or otherwise, under this lease, Tenant shall look solely to the equity of Landlord in the premises for the satisfaction of Tenant's remedies and this provision shall not terminate in the event of assignment of this lease by Landlord. It is expressly understood and agreed that Landlord's liability under the terms, covenants, conditions, warranties and obligations of this lease shall in no event exceed the loss of its equity in the premises.

ARTICLE 42  PAYMENT OF UTILITIES

         Payment of all utilities shall be at the sole cost and expense of Tenant, and Landlord reserves the right to install separate meters for same at Tenant's cost (including required deposits). In the event utility services including, but not limited to, electric, gas, and water, are provided by Landlord to Tenant and other tenants occupying a portion of the building of which the demised premises form a part, Tenant agrees to pay its proportionate share thereof upon submission of invoice from Landlord to Tenant. Proportionate share for these purposes shall be a fraction, the numerator of which is the square footage of the demised premises and the denominator of which is the total square footage of all tenants to whom Landlord supplies the utility (i.e. not separately metered to the Tenant). In the event, however, Tenant's business operation in the demised premises, *in the sole judgment of Landlord, uses a disproportionate amount of utility services in relation to Tenant's proportionate share, Landlord reserves the right from time to time to employ an engineer to analyze and apportion said utility charges among the various tenants utilizing same (Landlord itself shall not be involved in the reapportionment decision), or to submeter Tenant's consumption (cost of submeter to Tenant including required deposits). If the engineer determines Tenant uses a disproportionate amount of utility services in relation to Tenant's proportionate share, Tenant shall pay the expense of the engineer, otherwise the cost to the borne by Landlord. Landlord reserves the right to interrupt the provision of utilities when required by reason of accident or of repairs, alterations or improvements. Landlord shall not be liable in damages or otherwise for any failure to furnish or interruption of utilities, and Tenant rent and other covenants shall be unaffected thereby (no abatement). Tenant shall be responsible for the payment of any utility assessment, charge, deposit or connection fee required as a result of a change in or alteration of the utility after the commencement date of the lease.

         Anything hereinabove and in any contemporaneous addenda or riders to the contrary notwithstanding, if the Tenant is one who with Landlord's approval is provided (by others) with a refuse container adjacent to its demised premises and assigned exclusively to the Tenant; then the Tenant shall be responsible for removal of all refuse, debris, garbage and the like from its demised premises to the refuse container and also refuse container rental and also for the carting service of the same from the refuse container to an offsite location. Tenant will be responsible for all costs associated therewith.

         If the Tenant is a second floor tenant or is one of the first floor tenants who does not at Landlord's election receive a dedicated refuse container as above, then the Tenant shall be solely responsible for the cost of removal of all of its refuse, debris, garbage and the like from the demised premises to a common refuse container within the common area designated by Landlord and all costs associated therewith. Landlord shall in this instance pay the cost with respect to such tenants of refuse container rental and carting service, and Tenant (if one of those tenants described immediately above) will also be responsible for the cost of the refuse container rental and the carting service in the ratio that the square feet of floor space of the demised premises bears to the square feet of floor space of the demised premises of all tenants participating in the use of the common refuse container.

         Anything above to the contrary notwithstanding, if the Tenant is one of those participating in the use of the common refuse container as above, and Tenant has at any time or from time to time, refuse, debris, garbage and the like from the demised premises in excess of its normal daily quantity (determined by Landlord) then the Tenant will be solely responsible for the entire cost of carting service of the same.

         Landlord at its option may provide a trash compactor at a location to be determined by it, whereupon Tenant shall at Landlord's direction remove all of its refuse, debris, etc. at its cost from the demised promises to and deposit it in the compactor and Tenant will pay its share of the cost of acquisition or leasing of compactor and all operating and carting costs, as reasonably determined by Landlord, but in no event to be less than the ratio referred to in this Article.

ARTICLE 43  CONDITION OF PREMISES AT COMMENCEMENT

         Landlord agrees that it shall deliver the demised premises to Tenant at commencement hereunder "as is" subject to ARTICLE 40 LANDLORD'S WORK. Tenant acknowledges that it has inspected the demised premises as outlined in red on Exhibit B.

ARTICLE 44 HOLDING OVER

         In the event that the Tenant shall remain in the demised premises after the expiration of the term of this lease or earlier termination of this lease without having executed a new written lease with the Landlord, such holding over shall not constitute a renewal or extension of this lease. The Landlord may, at its option, elect to treat the Tenant as one who has not removed at the end of its term, and thereupon be entitled to all the remedies against the Tenant provided by law in that situation, or the Landlord may elect, at its option, to construe such holding over as a tenancy from month to month, subject to all the terms and conditions of this lease, except as to duration thereof, and rent shall be due in either of such events (Landlord treats as hold over or month to month tenant) at the rate of four (4) times that called for herein for the last month of the lease term and shall be payable during the period of Tenant's possession after the expiration of the lease term or earlier lease termination as the case may be. Tenant shall give Landlord at least four (4) months notice, in writing of its intention to vacate the premises. Should Tenant fail to give Landlord such notice, Tenant shall be liable to Landlord for an additional month's rental or proportionate part thereof for every month or proportionate part thereof under four (4) months that Tenant neglects to notify Landlord of its intention to vacate, together with any other damages that Landlord may incur due to said failure by Tenant to give the aforesaid notice. This is in addition to and not substitution for holdover rent referred to above. Landlord shall have no responsibility to give Tenant any notice in connection with assessments made herein.

ARTICLE 45 GOVERNMENTAL PERMITS

         All governmental permits or licenses for Tenant to occupy the demised premises shall be obtained by Tenant at its sole cost and expense.

ARTICLE 46 ENVIRONMENTAL MATTERS

         Section 46.1 Tenant warrants and represents that its intended occupancy of the demised premises is as set forth in ARTICLE 9 USE OF PREMISES-COMPLIANCE WITH ORDERS, ORDINANCES, ETC. The Standard Industrial Classification (SIC) of Tenant is 5734 as defined in the Standard Classification Manual published by the Executive Office, of the President, Office of the Management and Budget (1987 ed.). Tenant's occupancy of the premises during the entire term of this lease is restricted to such classification unless prior consent, in writing, from the Landlord, is obtained by the Tenant to modify the same. Tenant's change of such classification without Landlord's prior written consent shall, at the option of the Landlord, constitute a default hereunder. Prior to the commencement date of the term and each twelve (12) months thereafter, Tenant shall supply to Landlord an Affidavit of an officer of Tenant ("Officer's Affidavit") setting forth Tenant's S.I.C. number as above and a detailed description of the operation and processes Tenant will undertake and substances it will store or handle at the premises, organized in the form of a narrative report, including a description and quantification of toxic and hazardous and flammable and explosive substances and wastes generated, manufactured, refined, transported, treated stored, handled or disposed of at the premises (this is not intended to constitute approval thereof). Notwithstanding the foregoing, following commencement of the lease term, Tenant shall notify Landlord by way of officer's Affidavit as to any changes in Tenant's operation, S.I.C. number or use and generation of toxic or hazardous substances and wastes (this is not intended to constitute approval thereof).

         Section 46.2 Tenant shall comply with the New Jersey Environmental Cleanup Responsibility Act, N.J.S.A. 13:1K-6 et seq. (ECRA) in connection with its use and occupancy of the demised premises. In furtherance of this obligaton, Tenant, at least six (6) months prior to its closing, terminating or transferring operations at or from the demised premises, shall notify the New Jersey Department of Environmental Protection and Energy (NJDEPE) of such intention and shall thereafter prosecute its application for NJDEPE approval-of such closing, terminating or transferring operations, which approval shall be received by the Tenant (with a copy to Landlord) on or before the date of such closing, terminating or transferring operations. Tenant shall supply Landlord with copies of all filings and communications between or among the Tenant, its representatives and consultants, and the NJDEPE so that at all times the Landlord is kept currently apprised of the status of the application for NJDEPE approval. If, for any reason, NJDEPE approval has not been received by the Tenant prior to the intended date of closing, terminating or transferring operations, Tenant shall obtain consent of NJDEPE to the immediate reletting of the demised premises by the Landlord on such terms and conditions as N3DEPE may impose. Tenant shall comply therewith, and if determined by Landlord to be necessary will bond the same through a reputable surety, whereupon Tenant may terminate, close or transfer operations. If ECRA does not apply to Tenant's use and occupancy of the demised premises, Tenant shall provide Landlord at the event of the termination of the term of each portion of the demised premises with a letter of non-applicability from NJDEPE.

         Section 46.3 Tenant further warrants and represents that from the commencement date of this Lease and during the term thereof, it will promptly give Landlord notice of any lien of which Tenant is aware that is about to be attached or attached to any revenues or any real or personal property owned or leased by the Tenant or any tenant or subtenant or operator of any property owned or leased by it and located in the State of New Jersey, including, but not limited to, the demised premises, as a result of the chief executive of the New Jersey Spill Compensation Fund expending monies form said fund to pay for "Damages", as such term is defined in N.J.S.A 58:10-23.11 (g) and/or "Cleanup and Removal Costs", as such term is defined in N.J.S.A. 58:10-23.11(d), arising from any intentional or unintentional act or omission of the Tenant, or any subtenant or tenant or lessee of the demised premises resulting in the releasing, spilling, pumping, pouring, emitting, emptying' or dumping of "Hazardous Substances" into the waters of the State of New Jersey or onto lands of the State of New Jersey or into waters outside the jurisdiction of the State of New Jersey where damage may have resulted to the lands, waters, fish, shellfish, wildlife, biota, air and other resources owned, managed, held in trust or otherwise controlled by the State of New Jersey. Tenant shall comply with and not violate the New Jersey Spill Compensation Act.

         Tenant represents that it has never been cited for a violation of any environmental statutes, federal, state, county or local.

         The Tenant has not received a summons, citation, directive, letter or other communication, written or oral, from the State of New Jersey Department of Environmental Protection and Energy concerning any intentional or unintentional act or omission on its part resulting in the releasing, spilling, leaking, pumping, pouring, emitting, emptying or dumping of "Hazardous Substances" into the waters or onto the lands of the State of New Jersey, resulting in damage to the lands, water, fish, shellfish, wildlife, biota, air or other resources owned, managed, held in trust or - otherwise controlled by the State of New Jersey.

         Section 46.4 In the event that there shall be filed a lien against the demised premises or building of which the demised premises is a part by the New Jersey Department of Environmental Protection and Energy, pursuant to and in accordance with the provisions of N.J.S.A. 58: 10-23. If (f) , as amended by L.1985, c. 11 (1984 Senant 1423), as a result of the chief executive of the New Jersey Spill Compensation Fund having expended monies from said fund to pay for "Damages", as such term is defined in N.J.S.A. 58:10-23.11g, and/or "Cleanup and Removal Acts:, as such term is defined in N.J.S.A. 58:10-23.11b(d), arising from an intentional or unintentional act or omission of Tenant, its subtenants, agents, servants, employees, visitors, invitees or independent contractors, or third parties over whom no control is exercised, resulting in the releasing, spilling, pumping, pouring, emitting, emptying or dumping of "Hazardous Substances", as such term is defined in N.J.S.A. 58:10-11b(k) into the waters of the State of New Jersey or onto lands located in the State of New Jersey then Tenant shall, within thirty (30) days from the date that the lien was placed against the demised premises or within such shorter period of time in the event that the State of New Jersey has commenced steps to cause the demised premises to be sold pursuant to the lien, either (i) pay the claim and remove the lien from the demised premises, or (ii) furnish (1) a bond satisfactory to the Landlord in the amount of the claim out of which the lien arises, (2) post a cash deposit in the amount of the claim out of which the lien arises, or (3) post other security reasonably satisfactory to the Landlord in the amount sufficient to discharge the claim out of which the lien arises.

         Section 46.5 In the event Tenant shall violate this Article or ARTICLE 9 USE OF PREMISES-COMPLIANCE WITH ORDERS, ORDINANCES, or in any way conduct its operations of the demised premises or permit the demised premises or common areas if any to be used or maintained so as to subject the Landlord, the Tenant, or the premises to a claimed violation, Tenant shall immediately remedy and fully cure such condition at its own cost and expense and shall indemnify and save the Landlord harmless form any and all damages, remedial orders, judgments or decrees and all costs and expenses related thereto or arising therefrom, including, but not limited to attorneys' and consultants' fees, cleanup, -removal and restoration costs and lost rentals. It is expressly understood and agreed that in the event there are any obligations of Tenant with respect to payment or performance as required under the terms and condition of this Article or elsewhere herein that shall not have been performed or paid prior to the expiration or termination of this Lease, such obligations, including, but not limited to, the obligation to remedy and cure any such condition at its sole cost and expenses and to indemnify Landlord as aforesaid, shall survive the expiration or termination of this Lease and surrender of the demised premises by the Tenant to the Landlord.

         Section 46.6 Additionally, Tenant covenants, warrants and represents that:

         1. Tenant shall promptly provide Landlord with all documentation and correspondence provided to NJDEPE pursuant to the Worker and Community Right to Know Act, N.J.S.A. 34:5A-1 et seq. and the regulations promulgated thereunder ("Right to Know Act").

         2. Tenant shall promptly supply to Landlord all reports and notices made by Tenant pursuant to the Hazardous Substances Discharge--Reports and-Notices Act, N.J.S.A.13:K-15 et seq. and the regulations promulgated thereunder "Report and Notices Act".

         3. Tenant shall promptly supply Landlord with any notices, correspondence and submissions made by Tenant to NJDEPE, the United States Environmental Protection Agency (EPA), the United States occupational Safety and Health Administration (OSHA), or any other local, state or federal authority which requires submission of any information concerning environmental matters or hazardous wastes or substances. Tenant shall also supply Landlord with any notices or correspondence made to Tenant by any of the above agencies.

         Section 46.7 Anything above to the contrary notwithstanding, Tenant shall be responsible for all environmental violations on or within the demised premises, or common areas if any, but the Tenant will have no responsibility for violations of environmental statutes, ordinances, rules and regulations to the extent that the same (a) existed before commencement of the lease term, or, (b) if, the demised premises be located in a multi-tenant building, were created by another tenant of Landlord at the building (as contrasted to a subtenant of Tenant), and Tenant shall have the burden of proving the same [(a) or (b)] by clear and convincing evidence. Tenant shall also be responsible for violations created by third parties over whom Tenant does not exercise control and for whom it has no legal responsibility (for these purposes, each party is deemed to "control" and have legal responsibility for its agents, servants, employees, representatives, independent contractors, visitors or invitees). Landlord represents that there are no notices outstanding of violations of environmental law at the demised premises.

ARTICLE 47 ENVIRONMENTAL INSPECTION

         Anything hereinabove to the contrary notwithstanding, between one hundred eighty (180) and sixty (60) days, before the end of the lease term, at Landlord's option, an engineer and/or testing company selected by the Landlord will conduct an inspection of the demised premises and the common areas including underground tank(s), if any, for compliance with all applicable environmental statutes, ordinances, rules and regulations. The expense of the inspection and testing is to be borne by the Tenant if the same reveals that Tenant is in violation of its ARTICLE 46 ENVIRONMENTAL MATTERS obligations or any of them- otherwise the cost shall be borne by Landlord. To the extent that the inspection report of the engineer reveals environmental violations and/or the deposit at the demised premises or common areas of hazardous or toxic substances or other environmentally unsafe substances, or any other non-

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compliance as above, the Tenant will remove the same at its expense not later than the termination of the lease term and to the extent that a leak has occurred from the underground tank(s), the Tenant will be required to remove the contaminated soil and replace or repair the tank(s) at the Landlord's option (Tenant shall also repair or replace the tank(s) if recommended by the engineer's report, even in the absence of a leak) subject, however, to the limitations on Tenant's responsibility set forth elsewhere herein, to wit:
Landlord is responsible for environmental violations pre-existing the original date of Tenant's occupancy or created by other tenants of Landlord (as contrasted with subtenants of Tenant), but Tenant shall have the burden of proving the same by clear and convincing evidence.

         The obligations of Tenant set forth in this paragraph shall obtain notwithstanding the Tenant may receive or may have received from the New Jersey Department of Environmental Protection and Energy an Environmental Cleanup Responsibility Act letter of non-applicability and/or an accepted negative declaration. Furthermore, the obligations of Tenant set forth in this paragraph are not intended to limit Tenant's responsibility for compliance with applicable environmental laws relating to underground tanks and the demised premises, but are in addition thereto.

ARTICLE 48 OPTION TO RENEW

Section 48.1 If the Tenant shall not then, i.e. at the time of notice and at scheduled inception of option period be in default in performing any of the terms, covenants and conditions of this lease, and if Tenant shall have been in uninterrupted occupancy and shall continue to be so, Tenant shall have the option to extend the term of this lease for two (2) successive terms of five (5) years upon the same terms and conditions contained herein except that the net basic rental due hereunder shall be based on ninety (90*) percent of the then prevailing rental rates (prevailing at inception of first renewal period and/or second renewal period, as the case may be) for properties of equivalent quality, size, utility and location. Tenant shall exercise its right to renew in accordance with the following procedure:

         Section 48.2 Between two hundred eighty (280) and one hundred eighty
(180) days (time is of the essence) prior to the end of the original or the first renewal term hereof, as `the case may be. Tenant shall notify Landlord in writing that Tenant has exercised its subject option to renew and upon Tenant's giving of such notice, this lease shall be extended automatically for an additional five (5) years without the execution of an extension agreement. Within fifteen (15) days after receipt of such notice, Landlord shall begin negotiations with Tenant as to the amount of the net basic annual rental for such renewal term. If within sixty (60) days after beginning such negations Landlord and Tenant are unable to agree upon such amount, then the prevailing rental rate for the ensuing five (5)) year term shall be determined by submitting the question to an arbitration panel, consisting of three (3) appraisers, which appraisers shall be members in good standing of M.A.I. and who shall practice their professions in the Northern New Jersey Metropolitan Area. one such appraiser shall be selected by each party hereto within ten (10) days thereafter and the third appraiser shall be selected by the said two appraisers. If either party shall fail to designate an appraiser within the ten (10) days, then the other party may enlist the American Arbitration Association in New Jersey which shall select such an appraiser for the defaulting party and at its cost. if the said two appraisers cannot agree on a third appraiser within ten
(10) days of selection of the two appraisers, the third appraiser shall be chosen by the American Arbitration Association of New Jersey. The panel shall conduct a hearing forthwith at which the parties and appraisers may present evidence and testimony bearing on the question. In rendering their decision, the appraisers shall be advised of and consider all provisions of this Lease, including all payments to be made hereunder. The decision of the majority of the arbitration panel shall be rendered within sixty (60) days after designation of the panel, shall be reduced by ten (10%) percent, and shall be final and binding upon Landlord and Tenant, and non-appealable. The decision shall be in writing and shall set forth the basis for the decision. The cost of the arbitration panel shall be borne equally by Landlord and Tenant.

         Section 48.3 Failure by Tenant to exercise any right to renew as hereinabove provided shall render the then applicable right to renew, and subsequent right to renew, null and void.

         Section 48.4 This renewal option is not separately assignable. All time periods are of the essence.

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Section 48.5 Anything above to the contrary notwithstanding, the rate arrived at as above will be increased by (1) the growth in Consumer Price Index (on all items for all Urban Wage Earners and Clerical Workers (CPI-W) for the New York-Northeastern New Jersey area, 1982-84-100) issued by the Bureau of Labor Statistics of the United States Department of Labor between the panel's decision date and the commencement date of the subject renewal period.

ARTICLE 49 LANDLORD CONSENT

         At any time hereunder that Landlord consent is required and it is stated that the same shall not be unreasonably withheld, Tenant's sole remedy, should it demonstrate the withholding of consent was unreasonable shall be specific performance to compel the consent. It shall not be unreasonable for Landlord to condition its review of Tenant's request for consent upon Tenant's payment in advance of Landlord's reasonable attorneys' fees. When Landlord's consent is sought, Landlord shall use its best efforts to deliver its determination to Tenant within ten (10) business days after Tenant delivers to Landlord all data and information sought by Landlord in connection with its determination.

ARTICLE 50 RIGHT OF FIRST REFUSAL TO RENT

         Landlord does hereby grant Tenant, subject to any other presently outstanding similar rights in favor of others, which shall be paramount to Tenant's right hereunder, a first refusal to lease space adjacent to the demised premises on the following terms and conditions:

         Landlord shall provide Tenant written notice that it has a bona fide offer to lease the aforesaid adjacent space which it intends to accept. Within ten (10) days thereafter, Tenant, if it so elects, and in all events subject to paramount rights of first refusal in favor of others, may choose to lease the aforesaid adjacent space on the terms and conditions set forth below. Should Tenant not provide notice to Landlord as above within the aforesaid ten (10) day period, this right of first refusal and any and all other claims of the Tenant to rights in the aforesaid adjacent space shall be deemed irrevocably waived by Tenant. Time is of the essence.

         If Tenant timely exercises its right of first refusal as aforesaid, the "demised premises" as defined in ARTICLE 1 PREMISES - TERM OF LEASE shall thereupon be expanded accordingly, and ARTICLE 5 SECURITY DEPOSIT BY TENANT shall thereupon be expanded by adding thereto an amount equal to two (2) months rent for the adjacent space (see below), and net basic rent per ARTICLE 3 BASIC RENT shall thereupon be increased by adding to the net basic rent set forth in
ARTICLE 3 BASIC RENT the net basic rent contained in the offer of the third party which is the subject of this right of first refusal.

Subject to adjustment for the renewal term per ARTICLE 48 OPTION TO RENEW above.

(If the exercise date - is on other than the first day of the month, rent for the month during which exercise takes place shall be apportioned.)

         If the first refusal is timely exercised as above, then except as set forth above, all other terms, covenants and conditions of this lease shall apply to the demise expanded thereby.

         Tenant shall not have any right of first refusal except as hereinabove set forth, and Tenant shall be deemed to have waived irrevocably this right of first refusal should it be in default of any lease covenant at the time its exercise is due hereunder. This right of first refusal is not assignable by Tenant.


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         IN WITNESS WHEREOF, the said parties have caused these presents to be signed by their proper authorized corporate officers and general partners and have caused their proper corporate seal to be hereto affixed, the day and year first above written.

 WITNESS:                            CENTRAL CRANFORD ASSOCIATES
                                     a Partnership,

 /s/ Barbara S. Hall                 By: /s/ Herbert M. Ins
 -------------------------              ---------------------------------------
                                            Herbert M. Ins             LANDLORD

 ATTEST: COMPREHENSIVE BUSINESS SOLUTIONS, INC., DBA ENTRE COMPUTER CENTER a New Jersey Corporation

 /s/ Barbara S. Hall                 By: /s/ John P. Howlett
 -------------------------              ---------------------------------------
 Barbara S. Hall                           John P. Howlett               TENANT

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